UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
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☐	Preliminary Proxy Statement
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☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Sec. 240.14a-12
Brocade Communications Systems, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Brocade Communications Systems, Inc.
1745 Technology Drive, San Jose, CA 95110
www.brocade.com

To the Stockholders of Brocade Communications Systems, Inc.:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of Brocade Communications Systems, Inc. The Annual Meeting will be held on Thursday, April 10, 2008, at 2:00 p.m. Pacific Time, at our corporate offices located at 1745 Technology Drive, San Jose, California 95110. At the Annual Meeting, we will ask you to elect 3 directors, amend the 1999 Director Option Plan and ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending October 25, 2008.

We are also pleased to take advantage of the new Securities and Exchange Commission rules allowing issuers to furnish proxy materials over the Internet. Please read the proxy statement for more information on this alternative, which we believe will allow us to provide our stockholders with the information they need while lowering the costs of delivery and reducing the environmental impact of our annual meeting.

Stockholders of record as of February 14, 2008 may vote at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the meeting in person, it is important that your shares be represented. Please vote as soon as possible.

Sincerely,

Dave House Chairman of the Board	Michael Klayko Chief Executive Officer

Brocade Communications Systems, Inc.
1745 Technology Drive, San Jose, CA 95110
www.brocade.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 10, 2008

On Thursday, April 10, 2008, Brocade Communications Systems, Inc. (“Brocade”) will hold its 2008 Annual Meeting of Stockholders at 2:00 p.m. Pacific Time. The meeting will be held at Brocade’s corporate offices located at 1745 Technology Drive, San Jose, California 95110 for the following purposes:

•	To elect John W. Gerdelman, Glenn C. Jones and Michael Klayko as Class III directors;

•	To amend the 1999 Director Option Plan;

•	To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending October 25, 2008; and

•	To transact such other business that may properly come before the meeting or at any adjournment or postponement thereof.

More information about these business items is described in the proxy statement accompanying this notice. Any of the above matters may be considered at the Annual Meeting at the date and time specified above or at an adjournment or postponement of such meeting.

Your vote is important. Whether or not you plan to attend the meeting in person, it is important that your shares be represented. Please vote as soon as possible.

For the Board of Directors,

Tyler Wall
Vice President, General Counsel and
Corporate Secretary

San Jose, California
February 25, 2008

YOUR VOTE IS IMPORTANT.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD OR VOTING INSTRUCTION CARD AS INSTRUCTED OR VOTE BY TELEPHONE OR USING THE INTERNET AS INSTRUCTED ON THE PROXY CARD, VOTING INSTRUCTION CARD OR THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS.

BROCADE COMMUNICATIONS SYSTEMS, INC.

PROXY STATEMENT FOR 2008 ANNUAL MEETING OF STOCKHOLDERS

Brocade’s Board of Directors is providing these proxy materials to you for use at the 2008 Annual Meeting of Stockholders to be held on Thursday, April 10, 2008 at 2:00 p.m. Pacific Time, and at any postponement or adjournment of the meeting. The Annual Meeting will be held at our offices located at 1745 Technology Drive, San Jose, California 95110. Stockholders are invited to attend the Annual Meeting and are asked to vote on the proposals described in this proxy statement.

These proxy solicitation materials and the enclosed Annual Report on Form 10-K for the fiscal year ended October 27, 2007, including financial statements, were first made available to you on the Internet on or about February 25, 2008 or, upon request subsequently mailed, to all stockholders entitled to vote at the Annual Meeting. Our principal executive offices are located at 1745 Technology Drive, San Jose, California 95110, and our telephone number is (408) 333-8000.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND OUR ANNUAL MEETING

Q:	What is the purpose of the Annual Meeting?

A:	To vote on the following proposals:

• To elect John W. Gerdelman, Glenn C. Jones and Michael Klayko as Class III directors;

• To amend the 1999 Director Option Plan;

• To ratify the appointment of KPMG LLP as our independent auditors for the fiscal year ending October 25, 2008; and

• To transact such other business that may properly come before the Annual Meeting or at any adjournment or postponement thereof.

Q:	What are the Board of Directors’ recommendations?

A:	The Board recommends a vote:

• FOR the election of John W. Gerdelman, Glenn C. Jones and Michael Klayko as Class III directors;

• FOR the amendment to the 1999 Director Option Plan;

• FOR the ratification of the appointment of KPMG LLP as our independent auditors for the fiscal year ending October 25, 2008; and

• FOR or AGAINST other matters that properly come before the Annual Meeting, as the proxy holders deem advisable.

Q:	Who is entitled to vote at the meeting?

A:	Stockholders Entitled to Vote. Stockholders who our records show owned shares of Brocade Common Stock, $.001 per value (“Common Stock”), as of the close of business on February 14, 2008 (the “Record Date”) may vote at the Annual Meeting. On the Record Date, we had a total of 376,495,796 shares of Common Stock issued and outstanding, which were held of record by approximately 2,769 stockholders. The stock transfer books will not be closed between the Record Date and the date of the meeting. As of the Record Date, we had no shares of Preferred Stock outstanding. Each share of Brocade Common Stock is entitled to one vote.

Registered Stockholders. If your shares are registered directly in your name with Brocade’s transfer agent, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being provided to you directly by Brocade. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Street Name Stockholders. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. These proxy materials are being forwarded to you by your broker or nominee, who is considered, with respect to those shares, the record holder. As the beneficial owner, you have the right to direct your broker or nominee how to vote, and you are also invited to attend the Annual Meeting. However, since you are not the record holder, you may not vote these shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy. Your broker or nominee has provided a voting instruction card for you to use.

Q:	Can I attend the meeting in person?

A:	You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of February 14, 2008. In addition, you must also present a form of photo identification, such as a driver’s license or passport.

Q:	Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

A:	Pursuant to the new rules recently adopted by the Securities and Exchange Commission (“SEC”), we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found on the Notice. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Q:	How can I get electronic access to the proxy materials?

A:	The Notice will provide you with instructions regarding how to:

• View our proxy materials for the Annual Meeting on the Internet; and

• Instruct us to send our future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual stockholders’ meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	How can I vote my shares?

A:	Registered Stockholders: Registered stockholders may vote in person at the Annual Meeting or by one of the following methods:

By Mail. If you requested printed copies of the proxy materials to be mailed to you, you can complete, sign and date the proxy card and return it in the prepaid envelope provided;

By Telephone. Call the toll-free telephone number on the Notice and follow the recorded instructions; or

By Internet. Access Brocade’s secure website registration page through the Internet, as identified on the Notice, and follow the instructions.

Please note that the Internet and telephone voting facilities for registered stockholders will close at 12:00 p.m. Pacific Time on April 9, 2008.

Street Name Stockholders: If your shares are held by a broker, bank or other nominee, you must follow the instructions on the form you receive from your broker, bank or other nominee in order for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must request a legal proxy from the bank, broker or other nominee that holds your shares and present that proxy and proof of identification at the Annual Meeting to vote your shares.

Based on the instructions provided by the broker, bank or other holder of record of their shares, street name stockholders may generally vote by one of the following methods:

By Mail. If you requested printed copies of the proxy materials to be mailed to you, you may vote by signing, dating and returning your voting instruction card in the enclosed pre-addressed envelope;

By Methods Listed on the Voting Instruction Card. Please refer to your voting instruction card or other information provided by your bank, broker or other holder of record to determine whether you may vote by telephone or electronically on the Internet, and follow the instructions on the voting instruction card or other information provided by the record holder; or

In Person With a Proxy from the Record Holder. A street name stockholder who wishes to vote at the Annual Meeting will need to obtain a legal proxy from his or her bank or brokerage firm. Please consult the voting instruction portion of the Notice provided to you by your bank or broker to determine how to obtain a legal proxy in order to vote in person at the Annual Meeting.

Q:	If I sign a proxy, how will it be voted?

A:	When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. However, if no specific instructions are given, the shares will be voted in accordance with the above recommendations of our Board of Directors. If any matters not described in the proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote?”

Q:	What should I do if I get more than one proxy or voting instruction card?

A:	Stockholders may receive more than one set of voting materials, including multiple copies of the Notice, these proxy materials and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate Notices for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one Notice. You should vote in accordance with all of the Notices you receive relating to our Annual Meeting to ensure that all of your shares are voted.

Q:	Can I change my vote?

A:	You may change your vote at any time prior to the vote at the Annual Meeting. To revoke your proxy instructions and change your vote if you are a holder of record, you must (i) attend the Annual Meeting and vote your shares in person, (ii) advise our Corporate Secretary at our principal executive office (1745 Technology Drive, San Jose, California 95110) in writing before the proxy holders vote your shares, (iii) deliver later dated and signed proxy instructions or (iv) vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted).

Q:	What happens if I decide to attend the Annual Meeting but I have already voted or submitted a proxy covering my shares?

A:	You may attend the meeting and vote in person even if you have already voted or submitted a proxy. Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy. If a bank, broker or other nominee holds your shares and you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the record holder of the shares giving you the right to vote the shares.

Q:	How are votes counted?

A:	The Annual Meeting will be held if a majority of the outstanding shares of Common Stock entitled to vote is represented in person or by proxy at the meeting. If you have returned valid proxy instructions or attend the Annual Meeting in person, your Common Stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Shares that are voted “WITHHELD” or “ABSTAIN” are treated as being present for purposes of determining the presence of a quorum and as entitled to vote on a particular subject matter at the Annual Meeting. If you hold your Brocade Common Stock through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters, including Proposals 1 and 3. If you hold your Brocade Common Stock through a bank, broker or other nominee, the broker is prevented from voting shares held in your account on some proposals, including Proposal 2 (a “broker non-vote”), unless you have given voting instructions to the bank, broker or nominee. Shares that are subject to a broker non-vote are counted for purposes of determining whether a quorum exists but not for purposes of determining whether a proposal has passed.

Q:	Who will tabulate the votes?

A:	Brocade will designate a representative of Wells Fargo Shareowner Services as the Inspector of Election who will tabulate the votes.

Q:	Who is making this solicitation?

A:	This proxy is being solicited on behalf of Brocade’s Board of Directors.

Q:	Who pays for the proxy solicitation process?

A:	Brocade will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. We plan to retain The Altman Group to assist with the solicitation for an estimated fee of $6,000, plus reasonable out-of-pocket expenses. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile. None of these individuals will receive any additional or special compensation for doing this, although we will reimburse these individuals for their reasonable out-of-pocket expenses.

Q:	May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

A:	You may present proposals for action at a future meeting only if you comply with the requirements of the proxy rules established by the SEC and our bylaws. In order for a stockholder proposal to be included in our proxy statement and form of proxy relating to the meeting for our 2009 Annual Meeting of Stockholders under rules set forth in the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), the proposal must be received by us no later than October 30, 2008.

If a stockholder intends to submit a proposal or nomination for director for our 2009 Annual Meeting of Stockholders, the stockholder must give us notice in accordance with the requirements set forth in our bylaws no later than the 45th day and no earlier than the 75th day prior to the anniversary of the mailing (the “Anniversary Date”) of the proxy statement for the 2008 Annual Meeting. If the date of the 2009 Annual Meeting is more than 30 days before or more than 60 days after the Anniversary Date, notice by the stockholder must be received no earlier than 90 days prior to the 2009 Annual Meeting and no later than (i) 60 days prior to the date of the 2009 Annual Meeting or (ii) the 10th day following the date on which public announcement of the date of the 2009 Annual Meeting is made by the company. Our bylaws require that certain information and acknowledgments with respect to the proposal and the stockholder making the proposal be set forth in the notice. A copy of the relevant bylaw provision is available upon written request to Brocade Communications Systems, Inc., 1745 Technology Drive, San Jose, California 95110, Attention: Investor Relations. You can also access our SEC filings, including our Annual Report on Form 10-K, on our website at www.brocade.com. The information on our website is not a part of this proxy statement.

Q:	How do I obtain a separate set of proxy materials or request a single set for my household?

A:	If you share an address with another stockholder, have the same last name, and do not participate in electronic delivery of proxy materials, you will receive only one set of proxy materials (including our Annual Report on Form 10-K and proxy statement). If you wish to receive a separate proxy statement at this time, please request the additional copy by contacting our transfer agent, Wells Fargo Shareowner Services, by telephone at 800-468-9716, or by facsimile at 651-450-4033.

You may also request to receive a separate Annual Report and a separate proxy statement by contacting our Investor Relations group at 408-333-8000, by email at investor-relations@brocade.com, or by writing to: Brocade Communications Systems, Inc.

Brocade Communications Systems, Inc. 1745 Technology Drive San Jose, CA 95110 Attention: Investor Relations

Stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize Brocade to discontinue mailings of multiple annual reports and proxy statements by calling or writing to Investor Relations.

Q:	What if I have questions about lost stock certificates or need to change my mailing address?

A:	You may contact our transfer agent, Wells Fargo Shareowner Services, by telephone at 800-468-9716, or by facsimile at 651-450-4033, if you have lost your stock certificate or need to change your mailing address.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

The Board of Directors is presently composed of 9 members: Renato (Renny) A. DiPentima, John W. Gerdelman, David L. House, Glenn C. Jones, Michael Klayko, L. William Krause, Michael Rose, Sanjay Vaswani, and Robert R. Walker. Mr. House serves as Chairman of the Board of Directors. Each of the directors other than Mr. Klayko is an independent director within the meaning set forth in the NASDAQ rules, as currently in effect. There are no family relationships between any director and executive officer.

The Board of Directors held seven (7) meetings during fiscal year 2007, five (5) of which were regularly scheduled meetings and two (2) of which were special meetings. The Board also acted one (1) time by unanimous written consent. Each director attended at least 75% of the aggregate number of meetings of our Board of Directors and the committees on which each director served during fiscal year 2007 and was eligible to attend.

Information About the Directors and Nominees

Set forth below is information regarding our directors and the nominees as of February 2, 2008:

			Director
Name	Age	Position	Since

Class III Nominees to be elected at the Annual Meeting
John W. Gerdelman	55	Director	2007
Glenn C. Jones	62	Director	2006
Michael Klayko	53	CEO and Director	2005
Class I Directors whose terms expire at the 2009 Annual Meeting
David L. House	64	Chairman	2004
L. William Krause	65	Director	2004
Michael Rose	55	Director	2006
Class II Directors whose terms expire at the 2010 Annual Meeting
Renato (Renny) A. DiPentima	67	Director	2007
Sanjay Vaswani	48	Director	2004
Class III Directors not standing for re-election at the Annual Meeting
Robert R. Walker	57	Director	2005

Nominees for Election as Class III Directors — Term Would Expire at the 2011 Annual Meeting

John W. Gerdelman has served as director since February 2007 when he was appointed to the Board in connection with Brocade’s acquisition of McDATA Corporation. Since January 2004, Mr. Gerdelman has been the Chairman of Intelliden Corporation, a company which he co-founded that provides software solutions that enable networks to operate more intelligently by automating network change management and enforcing business policy in network operations. From April 2002 to December 2003, Mr. Gerdelman was the Chief Executive Officer for Metromedia Fiber Networks during its bankruptcy reorganization. From January 2000 until March 2002, Mr. Gerdelman worked with several new ventures as Managing Member of Mortonsgroup LLC. From April 1999 to December 1999, he served as the President and CEO of USA.NET. From 1986 until 1999, Mr. Gerdelman held various positions with MCI Communications Corporation in Sales, Marketing, Sales Operations, Network Operations and Information Technology, including President of the Network and Information Technology Division and served as CEO of Long Lines Limited, a startup call center company. Before joining MCI, Mr. Gerdelman was with Baxter Travenol Corporation in Sales Operations and served in the U.S. Navy as a Naval Aviator. He received his B.S. degree in chemistry from the College of William and Mary, where he now serves on the Board of Visitors. Mr. Gerdelman also currently serves as a director of Sycamore Networks, Inc., an optical switching company, APAC Customer Services, Inc., a call center company, and Proxim Wireless Corporation (formerly, Terabeam Corporation) a broadband provider. Mr. Gerdelman serves on Brocade’s Compensation Committee.

Glenn C. Jones has served as director since April 2006. Mr. Jones has served as a business consultant to technology companies since 1998. Mr. Jones previously served as Chief Financial Officer of Cirrus Logic, Inc. as well as Chief Financial Officer of PMC-Sierra, Inc. Prior to these public company roles, he was Chief Financial Officer for Metaphor Computer Systems, Inc. and served as General Manager of Metaphor’s computer systems business which was acquired by IBM Corporation. He also was the founding Chief Financial Officer and Vice President of Operations for Gain Computer Systems, which was acquired by Sybase Corp. Mr. Jones, a CPA, holds a B.S. in Accounting from the University of Illinois and an M.B.A. from Golden Gate University. Mr. Jones serves on Brocade’s Audit Committee.

Michael Klayko has served as our Chief Executive Officer and as a director since January 2005. Prior to that, he served as Vice President, Worldwide Sales from May 2004 until January 2005. From April 2003 until May 2004, Mr. Klayko served as Vice President, Worldwide Marketing and Support, and from January 2003 until April 2003, he was Vice President, OEM Sales. From May 2001 to January 2003, Mr. Klayko was Chief Executive Officer and President of Rhapsody Networks, a privately held technology company acquired by Brocade. From December 1998 to April 2001, Mr. Klayko served as Executive Vice President of McDATA Corporation, a storage networking company. From March 1995 to November 1998, Mr. Klayko was Senior Vice President for North American Sales at EMC Corporation, a provider of information storage systems products. Mr. Klayko also held various executive sales and marketing positions at Hewlett-Packard Company and IBM Corporation. Mr. Klayko received a B.S. in Electronic Engineering from Ohio Institute of Technology, in Columbus, Ohio. Mr. Klayko is the Chairman of our Corporate Development Committee.

Class I Directors — Term Expires at the 2009 Annual Meeting

David L. House has served as director since 2004 and as the Chairman of our Board of Directors since December 2005. From January 2005 through December 2005, he served as Executive Chairman of the Board. Mr. House has served as the Chairman of the Board of Directors of Credence Systems Corporation since December 2007 and a director since December 2005 and served as the Executive Chairman of the Board of Credence Systems Corporation from December 2005 until December 2007. Mr. House served as Chairman and Chief Executive Officer of Allegro Networks from January 2001 until April 2003. Prior to that, he served as President of Nortel Networks Corp. from August 1998 until August 1999. Mr. House joined Nortel Networks Corp. when it was merged with Bay Networks, Inc., where he served as Chairman of the Board, President and Chief Executive Officer from October 1996 until August 1998. Mr. House served in senior management positions at Intel Corporation for 23 years. Mr. House received a B.S.E.E. degree from Michigan Technological University and an M.S.E.E. degree from Northeastern University of Boston. Mr. House serves on our Compensation, Nominating and Corporate Governance and Corporate Development Committees.

L. William Krause has served as director since 2004. Mr. Krause has been President of LWK Ventures, a private investment firm since 1991. In addition, Mr. Krause served as Chairman of the Board of Caspian Networks, Inc., an IP networking systems provider, from April 2002 to September 2006 and as Chief Executive Officer from April 2002 until June 2004. From September 2001 to February 2002, Mr. Krause was Chairman and Chief Executive Officer of Exodus Communications, Inc., which he guided through Chapter 11 Bankruptcy to a sale of assets. He also served as President and Chief Executive Officer of 3Com Corporation, a global data networking company, from 1981 to 1990, and as its Chairman from 1987 to 1993 when he retired. Mr. Krause currently serves as director of Core-Mark Holdings, Inc., a distributor of packaged consumer goods, Packeteer, Inc., a provider of application traffic management systems, Sybase, Inc., a provider of enterprise and mobile software solutions for information management, development and integration, and Trizetto Group, Inc., a supplier of software and services to the healthcare industry. Mr. Krause holds a B.S. degree in electrical engineering and received an honorary Doctorate of Science from The Citadel. Mr. Krause serves on our Compensation Committee and as Chairman of our Nominating and Corporate Governance Committee.

Michael J. Rose has served as director since April 2006. Mr. Rose is the retired Executive Vice President and Chief Information Officer of Royal Dutch Shell plc where he served from 2001 to December 2005. Prior to Royal Dutch Shell, Mr. Rose worked for 23 years in a wide range of positions at Hewlett Packard, including controller for various business groups. In 1997, he was named Hewlett Packard’s Chief Information Officer, and in 2000 he was elected an officer by the Board of Directors of Hewlett Packard. He was named the company’s Controller in 2001. Mr. Rose currently serves as a director of Juniper Networks, a network infrastructure company. He holds a B.A. in Economics from the State University of New York at Genesee, N.Y. Mr. Rose serves on Brocade’s Audit and Corporate Development Committees.

Class II Directors — Term Expires at the 2010 Annual Meeting

Renato (Renny) A. DiPentima has served as director since February 2007 when he was appointed to the Board in connection with Brocade’s acquisition of McDATA Corporation. Dr. DiPentima is the retired President and Chief Executive Officer of SRA International, a provider of technology and strategic consulting services and solutions, where he served from January 2005 until March 2007. From November 2003 to January 2005, he served as SRA’s President and Chief Operating Officer. Prior to that, Dr. DiPentima served as Senior Vice President and President of SRA’s consulting and systems integration division since the division’s formation in January 2001. From July 1997 to January 2001, he served as President of SRA’s government sector, overseeing government business, projects, and contracts. From July 1995 to July 1997, Dr. DiPentima served as Vice President and as SRA’s Chief Information Officer. Prior to joining SRA, Dr. DiPentima held several senior management positions in the U.S. federal government, most recently serving as deputy commissioner for systems at the Social Security Administration, from May 1990 to June 1995. Dr. DiPentima is a director of SRA International. Dr. DiPentima is also currently serving on several governmental and corporate advisory boards. Dr. DiPentima received a B.A. from New York University, an M.A. from George Washington University and a Ph.D. from the University of Maryland. He has also completed the program for Senior Managers at the John F. Kennedy School of Government at Harvard University. Dr. DiPentima serves on Brocade’s Nominating and Corporate Governance Committee.

Sanjay Vaswani has served as a director since April 2004. Mr. Vaswani has been a managing partner of the Center for Corporate Innovation, Inc. since 1990. From 1987 to 1990 he was with McKinsey & Company. Prior to that, Mr. Vaswani was employed by Intel Corporation. Mr. Vaswani serves as a director of Blue Star Infotech Ltd., an Indian publicly traded software services firm. Mr. Vaswani earned a bachelor’s degree from the University of Texas at Austin and an M.B.A. from the Wharton School of Business at the University of Pennsylvania. Mr. Vaswani serves on our Compensation and Nominating and Corporate Governance Committees.

Class III Director Not Standing for Re-election

Robert R. Walker has served as a director since April 2005. Mr. Walker is the retired Executive Vice President and Chief Financial Officer for Agilent Technologies, Inc., an electronic instrument company, where he served from May 2000 until December 2001. From May 1999 until May 2000, he was Senior Vice President and Chief Financial Officer. During 1997 and 1998, Mr. Walker served as Vice President and General Manager of Hewlett-Packard’s Professional Services Business Unit. From 1993 to 1997, he led Hewlett-Packard’s information systems function, including as Vice President and Chief Information Officer from 1995 to 1997. Mr. Walker is also a director of Electro Scientific Industries, a company that designs and manufactures microelectronics production equipment. He received both a B.S. in electrical engineering and an M.B.A. from Cornell University. Mr. Walker is the Chairman of our Audit Committee.

We expect that one of the current directors of the Company will join the Audit Committee immediately following the Annual Meeting to fill the vacancy created by Mr. Walker’s departure from the Audit Committee.

Committees of the Board of Directors

The Board of Directors has the following standing committees: Audit, Compensation, Nominating and Corporate Governance, and Corporate Development. The Board of Directors has adopted a written charter for each of these committees, copies of which can be found on our website at www.brocade.com in the Corporate Governance section of our investor relations webpage. All members of the committees appointed by the Board of Directors are non-employee directors and are independent directors within the meaning set forth in the NASDAQ rules, as currently in effect, except Michael Klayko, Brocade’s CEO, who serves on Brocade’s Corporate Development Committee.

The following chart details the current membership and the membership of each committee during fiscal year 2007 and the number of meetings each committee held in 2007.

Nominating &
			Corporate	Corporate
Name of Director	Audit	Compensation(1)	Governance(2)	Development

Renato A. DiPentima			M
John W. Gerdelman		M
David L. House		M	M	M
Glenn C. Jones	M
L. William Krause		M	C
Michael Rose	M			M
Sanjay Vaswani		C	M
Robert R. Walker	C
Michael Klayko				C
Number of Meetings in Fiscal 2007	13	11	6	6
M = Member
C = Chair

(1)	Mr. Gerdelman joined the Compensation Committee on February 12, 2007. Neal Dempsey served as the Chair of the Compensation Committee until April 19, 2007 (when he did not stand for re-election to the Board) and Mr. Vaswani then became Chair of the committee.

(2)	Mr. DiPentima joined the Nominating & Corporate Governance Committee on February 12, 2007. Mr. Dempsey was a member of the Nominating & Corporate Governance Committee until April 19, 2007(when he did not stand for re-election to the Board) and Mr. Vaswani then became a member of the committee.

Audit Committee

The Audit Committee oversees our accounting, financial reporting and audit processes; appoints, determines the compensation of, and oversees, the independent auditors; pre-approves audit and non-audit services provided by the independent auditors; reviews the results and scope of audit and other services provided by the independent auditors; reviews the accounting principles and practices and procedures used in preparing our financial statements; and reviews our internal controls.

The Audit Committee works closely with management and our independent auditors. The Audit Committee also meets with our independent auditors without members of management present, on a quarterly basis, following completion of our auditors’ quarterly reviews and annual audit and prior to our earnings announcements, to review the results of their work. The Audit Committee also meets with our independent auditors to approve the annual scope and fees for the audit services to be performed.

Each of the Audit Committee members is an independent director within the meaning set forth in the NASDAQ rules, as currently in effect. In addition, the Board of Directors has determined that each of Messrs. Walker, Jones and Rose is an “audit committee financial expert” as defined by SEC rules.

The Audit Committee Report is included in this proxy statement on page 48. A copy of the Audit Committee’s written charter was attached as Appendix I to the Company’s proxy statement for the annual meeting of stockholders held on April 17, 2006 and is also available on our website at www.brocade.com in the Corporate Governance Section of our investor relations webpage.

Compensation Committee

The Compensation Committee (i) oversees and makes general recommendations to the Board of Directors regarding our compensation and benefits policies; (ii) oversees, evaluates and approves cash and stock compensation plans, policies and programs for our executive officers; and (iii) oversees and sets compensation for the Board of Directors.

Each current member of the Compensation Committee is an independent director within the meaning set forth in the NASDAQ rules, as currently in effect.

The Compensation Committee Report is included herein on page 39. A copy of the Compensation Committee’s written charter is available on our website at www.brocade.com in the Corporate Governance section of our investor relations webpage.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee (i) considers and periodically reports on matters relating to the identification, selection and qualification of the Board of Directors and candidates nominated to the Board of Directors and its committees; (ii) develops and recommends governance principles applicable to Brocade; and (iii) oversees the evaluation of the Board of Directors and management from a corporate governance perspective.

Each member of the Nominating and Corporate Governance Committee is an independent director within the meaning set forth in the NASDAQ rules, as currently in effect.

The Nominating and Corporate Governance Committee considers properly submitted stockholder recommendations for candidates for membership on the Board of Directors as described below under “Identification and Evaluation of Nominees for Directors.” In evaluating such recommendations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board of Directors and to address the membership criteria set forth under “Director Qualifications.” Any stockholder recommendations proposed for consideration by the Nominating and Corporate Governance Committee should include the candidate’s name and qualifications for membership on the Board of Directors and should be addressed to the attention of our Corporate Secretary — re: stockholder director recommendation. In addition, procedures for stockholder direct nomination of directors are discussed above in the Q&A, and are discussed in detail in our bylaws, a copy of which is available on the SEC’s EDGAR website at www.sec.gov as Exhibit 3.1 to our Form 8-K filed with the SEC on February 22, 2008.

Director Qualifications.  The Nominating and Corporate Governance Committee does not have any specific, minimum qualifications that must be met by a Nominating and Corporate Governance Committee-recommended nominee, but uses a variety of criteria to evaluate the qualifications and skills necessary for members of our Board of Directors. Under these criteria, members of the Board of Directors should have the highest professional and personal ethics and values. A director should have broad experience at the policy-making level in business, government, education, technology or public interest. A director should be committed to enhancing stockholder value and should have sufficient time to carry out their duties, and to provide insight and practical wisdom based on their past experience. A director’s service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform their director duties responsibly. Each director must represent the interests of Brocade stockholders.

In addition to the foregoing, effective following the 2008 Annual Meeting of Stockholders, prior to any meeting of stockholders at which directors will be elected, as a condition to re-nomination, incumbent directors will be required to submit a resignation of their directorships in writing to the Chairman of the Nominating and Corporate Governance Committee of the Board. The resignation will become effective only if the director fails to receive a sufficient number of votes for re-election at the meeting of stockholders, as described in the Company’s bylaws as recently amended and the Board accepts the resignation.

Identification and Evaluation of Nominees for Directors.  The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board of Directors, and whether any vacancies on the Board of Directors are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of the Board of Directors, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. The Nominating and Corporate Governance Committee considers properly submitted stockholder recommendations for candidates for the Board of Directors. In evaluating such recommendations, the Nominating and Corporate Governance Committee uses the qualifications standards discussed above and seeks to achieve a balance of knowledge, experience and capability on the Board of Directors.

A copy of the Nominating and Corporate Governance Committee’s written charter is available on our website at www.brocade.com in the Corporate Governance section of our investor relations webpage.

Corporate Development Committee

The Corporate Development Committee works with management to review, consider and consult on potential strategic investment transactions that are consistent with the Company’s strategy. The Corporate Development Committee has the authority to approve certain transactions; and for certain other transactions, the Corporate Development Committee submits a recommendation to the Board of Directors for its consideration.

A copy of the Corporate Development Committee’s written charter is available on our website at www.brocade.com in the Corporate Governance section of our investor relations webpage.

Compensation Committee Interlocks and Insider Participation

During fiscal year 2007, no member of the Compensation Committee was an officer or employee of Brocade. In addition, no member of the Compensation Committee or executive officer of Brocade served as a member of the Board of Directors or Compensation Committee of any entity that has an executive officer serving as a member of our Board of Directors or Compensation Committee.

Annual Meeting Attendance

We do not have a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders although directors are encouraged to attend annual meetings of Brocade stockholders. Nine (of the ten then current) directors attended the 2007 Annual Meeting of Stockholders.

Communications with the Board of Directors

Although we do not have a formal policy regarding communications with the Board of Directors, stockholders may communicate with the Board of Directors by submitting an email to investor-relations@brocade.com or by writing to us at Brocade Communications Systems, Inc., Attention: Investor Relations, 1745 Technology Drive, San Jose, California 95110. Stockholders who would like their submission directed to a member of the Board of Directors may so specify. All communications will be reviewed by the General Counsel and Director of Investor

Relations. All appropriate business-related communications as reasonably determined by the General Counsel or Director of Investor Relations will be forwarded to the Board of Directors or, if applicable, to the individual director.

Code of Ethics

In July 2003, the Board of Directors adopted a Code of Ethics for Principal Executive and Senior Financial Officers, which applies to our Chief Executive Officer, Chief Financial Officer and any other principal financial officer, Controller and any other principal accounting officer, and any other person performing similar functions. The Code of Ethics is posted on our website at www.brocade.com in the Corporate Governance section of our investor relations webpage. The information on our website is not a part of this proxy statement. Brocade will disclose any amendment to the Code of Ethics or waiver of a provision of the Code of Ethics that applies to the Company’s Chief Executive Officer, Chief Financial Officer and any other principal financial officer, Controller and any other principal accounting officer, and any other person performing similar functions and relates to certain elements of the Code of Ethics, including the name of the officer to whom the waiver was granted, on our website at www.brocade.com, on our investor relations webpage.

Director Compensation

The following tables provide information about the actual compensation earned by non-employee directors who served during the 2007 fiscal year.

2007 Compensation of Non-Employee Directors

	Fees Earned	Option
Name	or Paid in Cash ($)	Awards(1) ($)		Total ($)

Neal Dempsey(2)	26,400	25,057		51,457
Renato A. DiPentima	25,500	118,405	(3)	143,905
John W. Gerdelman	31,500	118,405	(3)	149,905
David L. House	102,000	61,357	(4)	163,357
Glenn C. Jones	63,500	86,194	(5)	149,694
L. William Krause	65,000	62,185	(6)	127,185
Michael Rose	71,000	86,194	(5)	157,194
Sanjay Vaswani	62,638	58,583	(7)	121,221
Robert R. Walker	69,000	63,850	(8)	132,850

(1)	These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). This column represents the dollar amount recognized for financial statement reporting purposes for fiscal year 2007 (except for Mr. Dempsey where the amount is through April 19, 2007 when he ceased being a director of the Company) for stock option awards granted to each of the non-employee directors in fiscal year 2007 as well as prior fiscal years, in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock option awards were forfeited by any of our non-employee directors in fiscal year 2007, except all unvested portions of options held by Mr. Dempsey as of April 19, 2007 when he ceased being a director. For additional information, see Note 12 of our financial statements in the Form 10-K for the year ended October 27, 2007, as filed with the SEC. For information on the valuation assumptions for grants made prior to fiscal year 2007, see the notes in our financial statements in the Form 10-K for the respective year.

(2)	Director until April 19, 2007 when he did not stand for re-election to the Board of Directors at the 2007 annual stockholder meeting. Mr. Dempsey received an option award for 20,000 shares of common stock on April 17, 2007 with a grant date fair value of $99,614. This option was forfeited along with all other unvested portions of options held by Mr. Dempsey as of April 19, 2007.

(3)	During fiscal 2007, each of Messrs. DiPentima and Gerdelman received an option award for 80,000 shares of common stock on January 29, 2007 with a grant date fair value of $273,188.

(4)	During fiscal 2007, Mr. House received an option award for 20,000 shares of common stock on February 16, 2007 with a grant date fair value of $82,847 and an option award for 7,500 shares of common stock on February 28, 2007 with a grant date fair value of $32,900.

(5)	During fiscal 2007, each of Messrs. Jones and Rose received an option award for 20,000 shares of common stock on April 18, 2007 with a grant date fair value of $99,127.

(6)	During fiscal 2007, Mr. Krause received an option award for 20,000 shares of common stock on October 22, 2007 with a grant date fair value of $79,066.

(7)	During fiscal 2007, Mr. Vaswani received an option award for 20,000 shares of common stock on April 30, 2007 with a grant date fair value of $93,112.

(8)	During fiscal 2007, Mr. Walker received an option award for 20,000 shares of common stock on April 22, 2007 with a grant date fair value of $97,667.

Cash Compensation.  Our directors play a critical role in guiding the Company’s strategic direction and overseeing the management of the Company. The increased demand for qualified and talented public company directors requires that we provide adequate incentives for our directors’ continued performance and participation. Each non-employee member of a committee of the Board received, and will receive, the fees as set forth below for his service on the Board and each committee of the Board:

	Fiscal Year 2007	Fiscal Year 2008

Annual retainer for serving as a Board member	$25,000	$30,000
Chairman of the Board	$30,000	$30,000
Audit Committee Chair*	$15,000	$25,000
Audit Committee member	$10,000	$10,000
Compensation Committee Chair*	$10,000	$15,000
Compensation Committee member	$5,000	$7,000
Nominating/Governance Committee Chair*	$10,000	$10,000
Nominating/Governance Committee member	$5,000	$5,000
Corporate Development Committee Chair*	$10,000	$10,000
Corporate Development Committee member	$5,000	$5,000

*	Chair is not entitled to receive member fee.

Additional fees per committee meeting:
In person	$1,500	$1,000
By telephone	$1,000	$1,000

Members of the Company’s Settlement Committee, a special committee authorized to review the Company’s federal and state derivative actions and related matters and make recommendations to the Board, are entitled to receive per meeting fees (but no additional Chair or member retainers for serving on such committee).

We are also authorized to reimburse directors for expenses in connection with attendance at meetings.

Equity Compensation.  Non-employee directors also participated in the Company’s 1999 Director Option Plan (the “Director Plan”) which provides for automatic option grants to directors for their service to the Company. Only non-employee directors may participate in the Director Plan.

As part of this Annual Meeting, we are asking our stockholders to approve an amendment to the Director Plan. Please see Proposal 2 of this Proxy for a detailed description of the proposed changes, including changes to the automatic grants of equity awards to each non-employee directors. If the stockholders approve the amendment, it will modify the current version of the Director Plan. Otherwise, the current version of the Director Plan will remain in effect.

Under the current version of the Director Plan, each non-employee director is entitled to receive the following automatic, non-discretionary grants of options:

Initial grant upon joining the Board(1)	80,000 shares
Automatic grant on each anniversary of joining the board(2)	20,000 shares

(1)	Vests as to 1/16th of the shares each quarter and fully vested on the 4th anniversary of the date of grant.

(2)	Vests as to 1/4th of the shares each quarter, commencing on the 3rd anniversary of the date of grant and fully vested on the fourth anniversary of each grant.

All options granted under the Director Plan have a term of 10 years. The exercise price of options granted under the Director Plan is 100 percent of the fair market value of the Common Stock, as determined by reference to the closing sales price of the Company’s Common Stock as reported on the Nasdaq Global Select Market on the date of grant.

In addition to the grants above, the Chairman of the Board is entitled to receive an automatic grant each February 28th of an option to purchase 7,500 shares of Common Stock under the Company’s Amended and Restated 1999 Stock Plan. The option will be exercisable at 100 percent of the fair market value of the Common Stock as determined by reference to the closing sales price of the Company’s Common Stock as reported on the Nasdaq Global Select Market on the date of grant., will have a term of 10 years and will vest as to 1/4th of the shares each quarter, commencing on the 3rd anniversary of the date of grant and be fully vested on the fourth anniversary of each grant.

In the event of a merger or the sale of substantially all of the assets of the Company, and if the option is not assumed or substituted, each option granted under the Director Plan becomes fully vested and exercisable. In such event, the Board of Directors shall notify the option holder that the option will be fully exercisable for a period of 30 days from the date of the notice. Upon expiration of the 30-day period, the option shall terminate. If the option is assumed or substituted, and the option holder’s status as a director of Brocade or the successor corporation, as applicable, is terminated other than upon a voluntary resignation by such option holder, the option shall be accelerated and become fully exercisable with respect to all shares.

Options granted under the Director Plan may be exercised within 3 months following the date a director’s board service terminates, or within 12 months if termination of service was due to death or disability, but only to the extent that the director was entitled to exercise the option on the date of termination. If an option is not exercised within such 3 or 12-month time period, as applicable, the option shall terminate. In any event, a director may not exercise any option later than the expiration of the option’s ten-year term.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our Common Stock as of February 1, 2008 as to (i) each person who is known by us to own beneficially more than 5% of our outstanding Common Stock, (ii) each of the executive officers and other persons named in the Summary Compensation Table, (iii) each director and nominee for director, and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address of each listed stockholder is c/o Brocade Communications Systems, Inc., 1745 Technology Drive, San Jose, California 95110.

	Amount and Nature
	of Beneficial	Percent of
Name and Address of Beneficial Owner	Ownership(1)	Class(2)

Capital Group International, Inc.(3)	43,278,660	11.5%
11100 Santa Monica Blvd.
Los Angeles, CA 90025
Brookside Capital Partners Fund, L.P.(4)	32,733,712	8.7%
111 Huntington Avenue,
Boston, Massachusetts 02199
PRIMECAP Management Company(5)	21,328,000	5.7%
225 South Lake Ave., #400
Pasadena, CA 91101
Michael Klayko(6)	1,647,800	*
Richard Deranleau(7)	311,258	*
Renato (Renny) DiPentima(8)	82,076	*
John W. Gerdelman(9)	201,875	*
Tejinder (TJ) Grewal(10)	634,373	*
David L. House(11)	130,000	*
Don Jaworski(12)	1,077,940	*
Glenn C. Jones(13)	35,000	*
L. William Krause(14)	65,230	*
Michael Rose(15)	35,000	*
Sanjay Vaswani(16)	76,000	*
Robert R. Walker(17)	55,000	*
Ian Whiting(18)	142,175	*
All Directors and Executive Officers as a group (16 persons)(19)	5,210,143	1.4%

(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by such person. The number of shares beneficially owned includes Common Stock that such individual has the right to acquire either currently or within 60 days of February 1, 2008, including through the exercise of an option.

(2)	Percentage of beneficial ownership is based upon 377,152,211 shares of Common Stock outstanding as of February 1, 2008. For each named person, this percentage includes Common Stock that the person has the right to acquire either currently or within 60 days of February 1, 2008, including through the exercise of an option; however, such Common Stock is not deemed outstanding for the purpose of computing the percentage owned by any other person.

(3)	Beneficial ownership of shares as reported on Schedule 13G/A filed with the SEC on February 12, 2008. The Schedule 13G/A reports that (i) Capital Group International, Inc. has sole voting power for 36,073,430 shares of Common Stock and sole dispositive power for 43,278,660 shares of Common Stock and (ii) Capital Guardian Trust Company has sole voting power for 16,804,130 shares of Common Stock and sole dispositive power for 21,903,160 shares of Common Stock. The filing persons disclaim beneficial ownership of the securities being reported.

(4)	Information based on Schedule 13G/A filed with the SEC on February 14, 2008.

(5)	Information based on Schedule 13G filed with the SEC on February 8, 2008. The Schedule 13G reports that PRIMECAP Management Company has sole voting power for 6,845,600 shares of Common Stock and sole dispositive power for 21,328,000 shares of Common Stock.

(6)	Includes stock options to purchase 1,390,087 shares of Common Stock exercisable currently or within 60 days of February 1, 2008 and 22,889 shares held by Mr. Klayko’s daughter.

(7)	Includes stock options to purchase 254,185 shares of Common Stock exercisable currently or within 60 days of February 1, 2008.

(8)	Includes stock options to purchase 46,250 shares of Common Stock exercisable currently or within 60 days of February 1, 2008.

(9)	Includes stock options to purchase 143,375 shares of Common Stock exercisable currently or within 60 days of February 1, 2008.

(10)	Includes stock options to purchase 634,373 shares of Common Stock exercisable currently or within 60 days of February 1, 2008.

(11)	Includes stock options to purchase 100,000 shares of Common Stock exercisable currently or within 60 days of February 1, 2008.

(12)	Includes stock options to purchase 996,352 shares of Common Stock exercisable currently or within 60 days of February 1, 2008.

(13)	Includes stock options to purchase 35,000 shares of Common Stock exercisable currently or within 60 days of February 1, 2008.

(14)	Includes stock options to purchase 65,000 shares of Common Stock exercisable currently or within 60 days of February 1, 2008.

(15)	Includes stock options to purchase 35,000 shares of Common Stock exercisable currently or within 60 days of February 1, 2008.

(16)	Includes stock options to purchase 75,000 shares of Common Stock exercisable currently or within 60 days of February 1, 2008.

(17)	Includes stock options to purchase 55,000 shares of Common Stock exercisable currently or within 60 days of February 1, 2008.

(18)	Includes stock options to purchase 139,339 shares of Common Stock exercisable currently or within 60 days of February 1, 2008.

(19)	Includes stock options to purchase 4,531,045 shares of Common Stock exercisable currently or within 60 days of February 1 2008.

PROPOSAL ONE:

ELECTION OF DIRECTORS

We have a classified Board of Directors. The Board of Directors currently consists of nine directors: three Class I directors, two Class II directors and four Class III directors. In light of Mr. Walker’s decision not to seek re-election to the Board of Directors, the Board of Directors has adopted an amendment to the bylaws fixing the number of authorized members at eight, effective following the 2008 Annual Meeting. At each annual meeting of stockholders, directors are elected for a term of three years and until their respective successors are duly qualified and elected to succeed those directors whose terms expire on the annual meeting dates or such earlier date of resignation or removal.

Board Independence

The Board of Directors has determined that each of its current directors, including all directors standing for reelection, except Mr. Klayko, who currently serves as Brocade’s Chief Executive Officer, is an independent director within the meaning set forth in the NASDAQ rules, as currently in effect.

Nominees

The Nominating and Corporate Governance Committee of the Board of Directors recommended, and the Board of Directors approved, John W. Gerdelman, Glenn C. Jones and Michael Klayko as nominees for election at the Annual Meeting to Class III of the Board of Directors. If elected, John W. Gerdelman, Glenn C. Jones and Michael Klayko will serve as directors until our annual meeting in 2011, and until a successor is qualified and elected or earlier resignation or removal. Each of the nominees is currently a director of the Company. Please see “Nominees for Election as Class III Directors — Term Would Expire at the 2011 Annual Meeting” on page 6 of this proxy statement for information concerning our incumbent directors standing for re-election.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR John W. Gerdelman, Glenn C. Jones and Michael Klayko. If the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

Vote Required

If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions and broker non-votes will have no effect on the election of directors. Three directors have been nominated for election as a Class III director. Proxies may not be voted for a greater number of persons than the number of nominees named.

On February 22, 2008, the Board approved amendments to our bylaws that, among other things, adopted a majority voting standard for the election of directors effective after the 2008 Annual Meeting. The amendments are described in more detail in our Form 8-K filed with the SEC on February 22, 2008.

The Board of Directors unanimously recommends that stockholders vote “FOR” the election of John W. Gerdelman, Glenn C. Jones and Michael Klayko.

PROPOSAL TWO:

AMENDMENT OF THE 1999 DIRECTOR OPTION PLAN

We are asking our stockholders to approve an amendment to and restatement of the 1999 Director Option Plan (the “Plan”). The Compensation Committee, on behalf of our Board of Directors (“Board”), has approved the amendment, subject to approval from our stockholders at the Annual Meeting. If the stockholders approve the amendment, it will modify the current version of the Plan. Otherwise, the current version of the Plan will remain in effect. All of our non-employee directors (“Outside Directors”), to the extent that they may receive additional awards under the Plan in the future, have an interest in the proposal.

We are proposing to amend and restate the Plan so that we can continue to use the Plan to attract and retain the best available personnel for service as Outside Directors and to encourage their continued service on our Board. Currently, an Outside Director receives an automatic and non-discretionary initial stock option grant upon becoming an Outside Director and a subsequent annual grant upon each anniversary of the date he or she became an Outside Director. The following represents a brief summary of the material changes to the Plan:

•	We are downwardly adjusting the size of the initial stock option grant.

•	We are adding initial and annual grants of restricted stock units (which would begin upon approval of the amendment to the Plan).

•	We are adjusting the vesting criteria of all awards.

•	We are explicitly prohibiting the repricing of stock options granted pursuant to the Plan.

•	We are changing the timing of grants of all annual awards under the Plan (other than the initial award made to an Outside Director) so that they will be made on the date of the Company’s annual meeting of shareholders (“Annual Meeting”).

•	We are adding a methodology for phasing in the new grants and similarly adjusting the size of the first annual grants for new Outside Directors who start between Annual Meeting dates.

•	We are adding a fungibility provision so that each restricted stock unit will count as 2.5 shares for purposes of determining the available number of shares for issuance under the Plan.

The following table provides a summary of grants under the current Plan compared to the Plan as proposed to be amended and is qualified by the greater detail below and the terms of the Plan itself:

	Current Plan		Plan as Proposed to be Amended
	Number of		Number of
	Equity		Equity
Grant	Grants	Vesting	Grants	Vesting(2)

New Outside Director	80,000 options	1/48th monthly over 4 years	50,000 options	1/3rd annually over 3 years
Initial Grant
			15,000 restricted stock units	1/3rd annually over 3 years
Subsequent Annual Grants(1)	20,000 options	1/4 each quarter after the 3rd year; vests completely after 4 years	20,000 options	100% at the end of 1 year
			10,000 restricted stock units	100% at the end of 1 year

(1)	Currently, subsequent annual grants are made on the anniversary date of a director joining the Company’s Board. Under the Plan, as amended, the subsequent annual grants will be made on the date of the Company’s stockholder meeting. In order to transition from an anniversary date grant cycle (per director) to an annual meeting date grant cycle (for all Outside Directors), the size of the annual option awards will be reduced as we approach the 2009 Annual Meeting as described in more detail below under “Timing of Grants Under the Plan.” A similar adjustment is made when a new director receives the first annual grant.

(2)	For grants made on an annual meeting date, subject to earlier vesting for a director who does not stand for re-election if the anniversary date is after the date of the annual meeting as described in more detail below.

We believe strongly that the approval of the Plan is essential to our continued success. Stock-based awards are vital to our ability to attract and retain outstanding and highly skilled individuals to serve on the Board. With increasing workloads, greater exposure and more stringent independence standards, recruiting and retaining Board members has become challenging. Concerns over executive compensation are drawing greater attention to corporate governance, Board independence and Board compensation; the SEC’s new disclosure rules will bring greater visibility and scrutiny to Board and executive compensation. The Board believes that the Plan is necessary so that the Company can continue to provide meaningful, long-term equity based incentives to present and future Outside Directors.

Summary of the 1999 Director Option Plan (as amended and restated)

The following paragraphs provide a summary of the principal features of the Plan and its operation, as amended. The following summary is qualified in its entirety by reference to the amendment attached herein as Appendix A.

Purpose of the Plan

The Plan is intended to attract and retain the best available personnel for service as Outside Directors and to encourage their continued service on our Board. Currently, the Plan permits the grant of nonstatutory stock options. Assuming we obtain shareholder approval for the amendment, the Plan will permit the grant of restricted stock units in addition to stock options (collectively “Awards”).

Stock Subject to the Plan

A total maximum aggregate of 1,600,000 shares of our common stock may be granted as restricted stock units or stock options under the Plan (where restricted stock unit awards count as 2.5 shares). As of February 20, 2008, 940,000 shares were subject to outstanding options granted under the 1999 Director Option Plan, and 550,000 shares remained available for any new options or restricted stock units (where restricted stock unit awards count as 2.5 shares) to be granted in the future. We are not proposing to add any shares to the pool available for issuance under the Plan.

If an outstanding option award expires or becomes unexercisable without having been exercised in full, the unpurchased shares generally will become available for future grant or sale under the Plan. Also, if we experience a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, or any other similar event affecting our common stock without receipt of consideration by the Company, the number of shares available for issuance will be adjusted and the exercise price of outstanding Awards, as appropriate, to reflect any such change, provided that the number of shares subject to subsequently granted Awards will not be proportionately adjusted.

The Company believes that restricted stock unit awards can be an important and effective part of an equity compensation strategy consistent with best practices and can help limit stockholder dilution related to the Company’s equity compensation program. However, the Company recognizes that the issuance of restricted stock unit awards can potentially be more costly to its stockholders than stock options. Accordingly, any award of restricted stock units will be counted against the Plan’s share reserve as two and a half shares for every one share subject to such award. Correspondingly, to the extent that an award that counted as two and a half shares against the Plan reserve at the time of grant pursuant to the preceding sentence is recycled back into the Plan (e.g., upon award termination), the Plan will be credited with two and a half shares that will thereafter be available for future issuance under the Plan.

Eligibility

Awards may be granted only to Outside Directors. The Plan does not confer upon any participant any right with respect to continuation of service as a member of our Board (“Director”) or nomination to serve as a Director, nor will it interfere in any way with any rights which the Director of the Company may have to terminate the Director’s relationship with the Company at any time.

Administration and Grants of Options Under the Plan

All grants of options to Outside Directors will be automatic and nondiscretionary and in strict accordance with the provisions of the Plan; provided, however, that the Board may, in its discretion, provide that certain Outside Directors are not eligible to receive options for specified periods of time.

Currently under the Plan, each Outside Director is automatically granted an option to purchase 80,000 shares of Common Stock on the date such person first becomes an Outside Director (“First Option”), whether through election by shareholders or appointment by the Board. (A Director who is an employee of the Company (“Inside Director”) who ceases to be an Inside Director but remains a Director does not receive a First Option.) Under the proposed amendment, the First Option will be adjusted to be an option grant to purchase 50,000 shares of Common Stock.

Currently under the Plan, the First Option vests as to 1/16th of the shares subject to it each three months following its date of grant, so as to become 100% vested on the fourth anniversary of the date of grant, provided that the participant continues to serve as a Director on such date. Under the proposed amendment, the First Option will become exercisable as to 1/3rd of the shares each anniversary following the date of grant. Thus, the First Option would be 100% vested on the third anniversary of the date of grant, provided that the participant continues to serve as a Director.

The term of the First Option is 10 years. The First Option is exercisable only while the Outside Director remains a Director of the Company, subject to the post-termination and adjustments provisions in the Plan. The exercise price of the First Option is 100% of the fair market value on the date of grant.

The current Plan also provides for an automatic annual grant of an option to purchase 20,000 shares of Common Stock (the “Subsequent Option”) on each anniversary of such Outside Director receiving a First Option, subject to continued status as an Outside Director. Under the proposed amendment, the Subsequent Option would remain an option to purchase 20,000 shares of Common Stock. Currently under the Plan, the Subsequent Option vests starting on the third anniversary of the date of grant as to 1/4th of the shares subject to it each three months following such anniversary. Thus, the Subsequent Option is 100% vested on the fourth anniversary of the date of grant. Under the proposed amendment, the Subsequent Option would become 100% exercisable on the one-year anniversary of the date of grant.

The Subsequent Option is exercisable for a term of ten years, its exercise price will be 100% of the fair market value on the date of grant, and is exercisable only while the Outside Director remains a Director of the Company, subject to the post-termination and adjustment provisions of the Plan.

Notwithstanding the foregoing, in the event that a director serves through the date of an annual meeting, but is not standing for re-election at that annual meeting, the First Option (if granted on the date of an annual stockholders meeting, and then only with respect to the portion of the option due to vest in the applicable year) and Subsequent Option will vest on the earlier of: (1) the anniversary of the date of grant or (2) the annual meeting date for that year.

Also, under the proposed amendment, the Plan would explicitly prohibit the repricing of options granted pursuant to the Plan. Pursuant to the amendment, the terms of any option may not be amended to reduce the exercise price of outstanding options or cancel outstanding options in exchange for cash, other Awards or options with an exercise price that is less than the exercise price of the original option without shareholder approval.

Administration and Grants of Restricted Stock Units Under the Plan

Currently the Plan does not permit the grant of restricted stock units. A restricted stock unit is a bookkeeping entry representing an amount equal to the fair market value of one share and is settled in stock. Each restricted stock unit represents an unfunded and unsecured obligation of the Company. Under the proposed amendment and commencing immediately after the 2008 Annual Meeting, each new Outside Director would be automatically granted 15,000 restricted stock units on the date such person first becomes an Outside Director (the “Initial RSU Grant”). Also commencing immediately after the 2008 Annual Meeting, each Outside Director would be automatically granted 10,000 restricted stock units annually (the “Annual RSU Grant”) on the date of each Annual Meeting, provided that such Outside Director had served as an Outside Director prior to such Annual

Meeting and that he or she continues to be an Outside Director at such Annual Meeting. Annual grants at the first Annual Meeting after appointment will be prorated as described below under “Timing of Grants Under the Plan” for new directors that join the Board between annual meetings.

Under the proposed amendment, the Initial RSU Grant will vest and become payable as to 1/3rd of the shares subject to it on the one year anniversary of the date of grant, so as to be 100% vested on the third anniversary of the date of grant, provided that the participant remains a Director on such dates. Also, the proposed amendment provides that the Annual RSU Grant will vest and become payable as to 100% of the shares subject to it on the one-year anniversary of the date of grant, provided that the participant remains a Director on such date. The proposed amendment to the Plan would require payment of earned restricted stock units to be made as soon as practicable after the date set forth in the forth in the award agreement evidencing the terms and conditions of the grant. On the participant’s termination as a Director, all unvested restricted stock units will be forfeited to the Company.

Notwithstanding the foregoing, in the event that a director serves through the date of an annual meeting, but is not standing for re-election at that annual meeting, the Initial RSU Grant (if granted on the date of an annual stockholders meeting and then, only with respect to the portion of the Initial RSU Grant due to vest in the applicable year) and the Annual RSU Grant will vest on the earlier of: (1) the anniversary of the date of grant or (2) the annual meeting date for that year.

Timing of Grants Under the Plan

Under the current Plan, annual grants of awards generally occurred on the anniversary of an Outside Director’s appointment or election to the Board. Under the proposed amendment, grants of options to continuing Outside Directors will be made on the Annual Meeting date starting with the 2009 Annual Meeting of Stockholders.

If the amendment to the Plan is approved, as a transition matter, continuing directors will receive an option grant that is reduced 25% in amount for each fiscal quarter after the 2008 Annual Meeting, but will vest one year from the date of grant. For new Outside Directors, their first annual option and restricted stock unit grant would also be similarly reduced in amount when granted at the first annual shareholder meeting after joining the Board. The following chart illustrates how this would apply in each case:

Subsequent annual grants would then be at 100% of the amounts in the Plan (and awarded on the annual meeting dates).

Awards to be Granted to Certain Individuals

Assuming we obtain approval, the number of Awards that an Outside Director may receive under the Plan would be automatic and non-discretionary. The following table sets forth for fiscal year 2008(a) that aggregate number of shares subject to Awards that will be received by or allocated to each of the participants under the plan being acted upon, and (b) the average dollar value of each share.

	Number of
	Options During	Number of RSUs
	Fiscal Year	During Fiscal
Name of Individual or Group	2008(1)	Year 2008(2)

Michael Klayko, CEO	0	0
Richard Deranleau, VP, Finance & CFO	0	0
Tejinder Grewal,VP, Corporate Development	0	0
Don Jaworski, VP, Product Development	0	0
Ian Whiting,VP, Worldwide Sales	0	0
All executive officers, as a group	0	0
All directors who are not executive officers, as a group(3)	125,000	70,000
All employees who are not executive officers, as a group	0	0

(1)	Options have been and will be granted at the fair market value of the Company’s stock on the date of grant. Options to purchase 60,000 shares of the Company’s Common Stock were granted prior to the 2008 Annual Meeting of Stockholders (under the terms of the Plan as they then existed) and if the amendment and restatement of the Plan is approved, options to purchase 65,000 shares would be granted under the Plan (as amended and restated) during the remainder of fiscal year 2008.

(2)	Based on the Company’s stock price of $7.82 on February 19, 2008, the RSUs would have a value of $547,400.

(3)	Assumes that the amendment to the Plan is approved, no new directors join the Board during the 2008 fiscal year and as described above in this proxy statement that Robert Walker is not standing for re-election to the Board.

Non-Transferability of Awards

Awards granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the participant, only by the participant.

Tax Considerations

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Options granted under the Plan. Tax consequences for any particular individual may be different.

Stock Options

No taxable income is reportable when a stock option is granted to an Outside Director. Upon exercise, the Outside Director will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the Shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the Shares would be capital gain or loss.

Restricted Stock Units

No taxable income is reportable when a restricted stock unit is granted. Instead, an Outside Director will generally recognize ordinary income when the units vest and the shares are delivered to the Outside Director. The amount of ordinary income recognized will equal the value of the shares on the vesting date, less the amount (if any) the Outside Director paid for the shares.

Any gain or loss the Outside Director recognizes upon the sale or exchange of shares acquired through a grant of restricted stock units generally will be treated as capital gain or loss and will be long-term or short-term depending upon the holding period of the shares.

Tax Effect for the Company

The Company generally will be entitled to a tax deduction in connection with an Award under the Plan in an amount equal to the ordinary income realized by an Outside Director at the time the Outside Director recognizes such income.

Amendment & Termination

The Board generally may amend or terminate the Plan at any time for any reason, except that the Board will obtain shareholder approval of material amendments as required by any applicable law or stock exchange rule.

Equity Compensation Plan Information

The following table summarizes information, as of October 27, 2007, with respect to shares of the Company’s common stock that may be issued under the Company’s existing equity compensation plans (in thousands except per share amounts):

Number of
Securities
Remaining
Available
for Future
	Number of			Issuance
	Securities to be		Weighted	Under Equity
	Issued upon		Average	Compensation
	Exercise of		Exercise Price	Plans
	Outstanding		of Outstanding	(excluding
Plan Category	Options		Options ($)	column A)
	(A)		(B)	(C)

Equity compensation plans approved by shareholders(1)	37,250	(3)	$8.22	$72,545	(4)
Equity compensation plans not approved by shareholders(2)	5,946	(5)	$8.38	$35,311

Total	43,197		$8.24	$107,856

(1)	Consists of the Company’s 1999 Employee Stock Purchase Plan (the “Purchase Plan”), 1999 Director Option Plan (the “Director Plan”), the 1999 Stock Plan (the “1999 Plan”), Rhapsody’s Stock Option Plan and Therion’s Stock Option Plan. Both the Rhapsody and Therion plans were assumed in connection with acquisitions.

(2)	Consists solely of the 1999 Nonstatutory Stock Option Plan.

(3)	Excludes purchase right accruing under the Purchase Plan. As of October 27, 2007, the Purchase Plan had a shareholder-approved reserve of 43.9 million shares, of which 29.7 million shares were available for future issuance.

(4)	Consists of shares available for future issuance under the Purchase Plan, the Director Plan and the 1999 Plan.

(5)	Substantially all shares were granted prior to the fiscal year ended October 25, 2003.

Vote Required

If a quorum is present, the affirmative vote of a majority of the total votes cast at the Annual Meeting will be required to approve the amendment to the 1999 Director Option Plan. Broker non-votes and abstentions will have no effect on the outcome of the vote.

The Board of Directors recommends that stockholders vote “FOR” the amendment and restatement of the 1999 Director Option Plan.

PROPOSAL THREE:

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected KPMG LLP as our independent auditors for the fiscal year ending October 25, 2008 and recommends that stockholders vote for ratification of such appointment. Although ratification by stockholders is not required by law, the Company has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Audit Committee, in its discretion, may appoint new independent auditors at any time during the year if the Audit Committee believes that such a change would be in the best interests of Brocade and its stockholders. If the stockholders do not ratify the selection of KPMG LLP, the Audit Committee may reconsider its selection.

KPMG LLP was first appointed in fiscal year 2002, and has audited our financial statements for fiscal years 2002, 2003, 2004, 2005, 2006 and 2007. We expect that representatives of KPMG LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.

Fees Billed By KPMG LLP During Fiscal Years 2007 and 2006

	Fiscal Year
	2007		2006

Audit Fees	1,830,407		1,413,559
Audit-Related Fees	371,300		328,200
Tax Fees	—		—
All Other Fees	—		895,000

Total	2,201,707	(1)	2,636,759	(1)

(1)	Reflects the fees paid or payable with respect to services performed for the audit and other services for the applicable fiscal year. The Company’s previous proxy statements reflected amounts billed by KPMG LLP during the applicable fiscal year.

“Audit Fees” consisted of fees for the audit of our annual financial statements, review of the financial statements included in our quarterly reports on Form 10-Q and services that are normally provided by the independent auditors in connection with statutory and regulatory filings or engagements for those fiscal years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements, statutory audits required by non-U.S. jurisdiction, the preparation of an annual “management letter” on internal control matters and assurance services provided in connection with the assessment and testing of internal controls with respect to Section 404 of the Sarbanes-Oxley Act of 2002.

“Audit-Related Fees” consisted of assurance and related services by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.”

“Tax Fees” consisted of professional services rendered by KPMG LLP for tax compliance and tax planning. The services for the fees disclosed under this category include tax return preparation and technical tax advice.

“All Other Fees” for fiscal year 2006 were substantially all related to fees incurred in connection with Audit Committee internal reviews regarding historical stock option granting practices, including leaves of absence and transition and advisory roles, which was completed in November 2005.

Pre-approval Policy.  The Audit Committee has established a policy governing our use of KPMG LLP for non-audit services. Under the policy, the Audit Committee is required to pre-approve all audit and non-audit services performed by the Company’s independent auditors in order to ensure that the provision of such services does not impair the auditors’ independence. The Audit Committee pre-approves certain Audit and Audit-Related Services, subject to certain fee levels. Any proposed services that are not a type of service that has been pre-approved or that exceed pre-approval cost levels require specific approval by the Audit Committee in advance. The Committee periodically reviews the lists of pre-approved service types set forth in the policy as required. In fiscal years 2007 and 2006, all fees identified above under the captions “Audit-Related Fees,” “Tax Fees” and “All Other

Fees” that were billed by KPMG LLP were approved by the Audit Committee in accordance with SEC requirements.

The Audit Committee has determined that the rendering of other professional services for tax compliance and tax advice by KPMG LLP is compatible with maintaining their independence.

Vote Required

If a quorum is present, the affirmative vote of a majority of the shares present and entitled to vote at the Annual Meeting will be required to ratify the selection of KPMG LLP as our independent auditors. Abstentions will have the effect of a vote “against” the ratification of KPMG LLP as our independent auditors. Broker non-votes will have no effect on the outcome of the vote.

The Board of Directors, on behalf of the Audit Committee, recommends that stockholders vote “FOR” the ratification of the selection of KPMG LLP as Brocade’s independent auditors for the fiscal year ending October 25, 2008.

EXECUTIVE OFFICERS

Set forth below is information regarding our executive officers as of February 2, 2008.

Name	Age	Position

Michael Klayko	53	Chief Executive Officer and Director
Richard Deranleau	49	Chief Financial Officer and Vice President, Finance
Tejinder (TJ) Grewal	41	Vice President, Corporate Development
Don Jaworski	48	Vice President and General Manager, Files
Hugues Meyrath	38	Vice President and General Manager, Support, Services and Solutions (SSS)
Luc Moyen	52	Vice President and General Manager, Server Edge and Storage (SES)
Tyler Wall	42	Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary
Ian Whiting	43	Vice President and General Manager, Data Center Infrastructure (DCI)

Michael Klayko has served as our Chief Executive Officer and a director since January 2005. Prior to that, he served as Vice President, Worldwide Sales from May 2004 until January 2005. From April 2003 until May 2004, Mr. Klayko served as Vice President, Worldwide Marketing and Support, and from January 2003 until April 2003, he was Vice President, OEM Sales. From May 2001 to January 2003, Mr. Klayko was Chief Executive Officer and President of Rhapsody Networks, a privately held technology company acquired by Brocade. From December 1998 to April 2001, Mr. Klayko served as Executive Vice President of McDATA Corporation, a storage networking company. From March 1995 to November 1998, Mr. Klayko was Senior Vice President for North American Sales at EMC Corporation, a provider of information storage systems products. Mr. Klayko also held various executive sales and marketing positions at Hewlett-Packard Company and IBM Corporation. Mr. Klayko received a B.S. in Electronic Engineering from Ohio Institute of Technology, in Columbus, Ohio.

Richard Deranleau has served as Brocade’s Chief Financial Officer since May 2006 and as Vice President since November 2005. Mr. Deranleau served as our interim Chief Financial Officer from December 2005 until May 2006. He held the title Controller and Treasurer from May 2003 until December 2005. From 1992 to May 2003, Mr. Deranleau served in various management positions for Polycom, Inc., including Vice President of Finance and Treasurer from January 2001 to May 2003. Prior to Polycom, Mr. Deranleau held various accounting and finance positions at Tandem Computers and Coopers and Lybrand, LLC. Mr. Deranleau holds a B.S. in Economics from Iowa State University, an M.B.A. from San Jose State University in San Jose, California, and is a Certified Public Accountant.

Tejinder (TJ) Grewal, has served as Vice President of Corporate Development since August 2004, and is responsible for developing and managing strategic Brocade corporate initiatives, including merger and acquisitions, alliances, key business initiatives, and the Brocade investment portfolio. From 1999 through August 2004, Mr. Grewal worked with McKinsey & Company, where he advised software, semiconductor, and consumer hardware clients as part of the company’s High Technology Practice. Prior to joining McKinsey, he was a senior manager in Ernst & Young’s technology practice. Mr. Grewal holds an M.B.A. from McMaster University and a B.A. from York University, both in Canada.

Don Jaworski has served as our Vice President and General Manager, Files since November 2007 and our Vice President, Product Development since November 2004. Prior to that, Mr. Jaworski served as our Vice President, Engineering from April 2003 to November 2004. From January 2002 to December 2002, Mr. Jaworski was with Mohr, Davidow Ventures, an early stage venture capital firm, as an Entrepreneur in Residence. From June 2000 to July 2001, Mr. Jaworski served as Senior Vice President of Product Development of Cacheflow, Inc., which acquired SpringBank Network, Inc., a privately held company, where Mr. Jaworski held the position of Chief Executive Officer and Vice President of Engineering from May 2000 to June 2000. Mr. Jaworski holds a B.S. in Computer Science from Bowling Green State University and an M.B.A. from Santa Clara University in Santa Clara, California.

Hugues Meyrath has served as Vice President and General Manager, Services, Support and Solutions (SSS) since November 2007. Prior to that, Mr. Meyrath served as our Senior Director, Product Management from January 2007 to November 2007 and Senior Director, Product Marketing from September 2006 to January 2007. Mr. Meyrath served as Director, Product Marketing from January 2006 to September 2006 and Senior Manager, Product Marketing from September 2003 to January 2005. Prior to joining Brocade, he served as the Senior Manager, Business Development for Quantum Corporation from January 2002 to September 2003. Mr. Meyrath holds a B.S. in Engineering from the University of Louvain in Belgium and M.B.A. from the University of California, Berkeley

Luc Moyen has served as Vice President and General Manager, Server Edge and Support (SES) since November 2007. Prior to that, Mr. Moyen served as our Vice President, Worldwide Operations from October 2004 to October 2007. He served as Vice President, Product Operations from August 2004 to October 2004, Vice President, Product Operations and Program Management from March 2004 to August 2004, Vice President, Program Management from May 2003 to March 2004, and Director, Product Operations and Quality from May 2002 to May 2003. Mr. Moyen holds both B.S.E.E. and M.S.E.E. degrees from the University of Illinois, Urbana-Champaign.

Tyler Wall has served as our Vice President and General Counsel since June 2005 and as Corporate Secretary and Chief Compliance Officer since July 2005. Prior to joining Brocade and from February 2000, he served as Vice President and General Counsel of Chordiant Software, Inc., an enterprise software applications corporation, where he was also Corporate Secretary from January 2004. From 1998 to February 2000, he served as Chordiant’s Director of Legal Affairs. Prior to joining Chordiant, Mr. Wall worked at Oracle Corporation, a provider of database and application software, where he served as Corporate Counsel for the commercial licensing and distribution group. Mr. Wall holds a B.S. in economics with English literature minor from University of Utah; a J.D. from Santa Clara University School of Law; and an M.B.A. from Santa Clara University School of Business.

Ian Whiting has served as our Vice President and General Manager, Data Center Infrastructure (DCI) since November 2007 and our Vice President, World Wide Sales since May 2005. From 2003 to May 2005, Mr. Whiting served as our Vice President of EMEA and Latin America, and from 2001 through 2002, as our Executive Director of Partner Sales for EMEA. Prior to joining us in 2001, he was Director of Compaq Storage Works EMEA. Mr. Whiting holds a bachelor’s degree in French and German from the University College Swansea, an M.A. in European Business Studies from Cranfield School of Management, and a diploma of marketing from the Chartered Institute of Marketing in Maidenhead, United Kingdom.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Compensation Discussion and Analysis

We had five named executive officers (“NEOs”) for fiscal 2007. Details of compensation for our NEOs can be found in the tables and associated narrative disclosure beginning on page 47 of this proxy statement. This Compensation Discussion and Analysis addresses the following topics:

•	Governance of NEO Compensation Programs

•	Executive Compensation Philosophy and Framework

•	NEO Compensation Decisions

•	Other Considerations

Governance of NEO Compensation Program

Role of the Compensation Committee

The purpose of our Compensation Committee (the “Committee”) is to discharge the Board’s responsibilities relating to compensation of our executive officers and directors. The Committee has overall responsibility for (i) overseeing the Company’s compensation and benefits policies generally; and (ii) overseeing, evaluating and approving executive officer and director compensation plans, policies and programs. More specifically, with respect to our NEOs, the Committee reviews and approves: (i) annual base salaries; (ii) annual incentive compensation; (iii) long-term incentive compensation; (iv) employment, severance and change-in-control agreements; and (v) other compensation, perquisites or special benefit items, if any.

Committee Interaction with Management

In carrying out its responsibilities, the Committee works with members of our management team, including the CEO and Vice President, Human Resources. The management team assists the Committee by providing information on Company and individual performance, market data and management’s perspective and recommendations on compensation matters, except that the management team does not make recommendations with respect to the CEO’s compensation. Although the Committee solicits and reviews management’s (including the CEO’s) recommendations and proposals with respect to annual cash compensation adjustments, long-term equity incentive awards, program structures and other compensation-related matters, the Committee only uses management’s recommendations and proposals as one factor in making compensation decisions for our NEOs and directors.

Committee Process

In carrying out its responsibilities, the Committee:

•	Reviews corporate goals and objectives relevant to executive compensation;

•	Considers executive performance in light of such goals and objectives and sets executive compensation based on these evaluations and other factors as the Committee deems appropriate and in the best interests of the Company; and

•	Determines any long-term equity incentive component of executive compensation based on past awards, the Company’s performance, stockholder return, the value of similar incentive awards at comparable companies, and other factors the Committee deems appropriate and in the best interests of the Company.

The Committee regularly reports to, and occasionally consults with, the Board on the results of its reviews and any actions it takes or proposes to take with respect to compensation policies and executive officer compensation decisions. As permitted by its Charter, during fiscal year 2007, the Committee delegated its authority, within certain preset limits and grant guidelines, with respect to the grant of long-term equity incentives to employees other than executive officers, to the Company’s Grant Committee, consisting of the Chairman of the Board and the CEO.

A copy of the Committee’s charter can be found at http://media.corporate-ir.net/media_files/irol/90/90440/corpgov/Compensation_Committee.pdf.

Committee Membership and Meetings

At the fiscal year ended October 27, 2007, the Committee was composed of John W. Gerdelman, David L. House, L. William Krause and Sanjay Vaswani. Mr. Gerdelman joined the Committee effective February 12, 2007. Neil Dempsey also served as the Committee’s chair through April 19, 2007, but did not stand for re-election to the Board of Directors at the Company’s April 19, 2007 stockholder meeting. All Brocade Committee members meet the “independent director” definition of the Nasdaq Stock Market Marketplace Rules; the “non-employee director” definition of Rule 16b-3 under Section 16 of the Securities Exchange Act of 1934; and the “outside director” definition of Section 162(m) of the Internal Revenue Code of 1986.

The Committee holds regular quarterly meetings and, in addition, meets as often as it deems necessary to carry out its responsibilities. The Committee met 11 times in fiscal year 2007.

Compensation Review Cycle

Historically, executive officer base salaries, as well as annual cash incentive opportunities and awards were generally reviewed annually, or more frequently as warranted, with adjustments generally effective in July. In order to better align with fiscal year performance and other compensation determinations (for example, annual equity awards), during fiscal year 2007, the Committee changed the annual review cycle so that adjustments will be effective in November. To transition to this new review cycle, and in order to avoid a prolonged period between base salary adjustments and annual incentive compensation reviews, the Committee reviewed NEO cash compensation twice in fiscal 2007, with adjustments effective in both August 2007 and November 2007.

Use of External Advisors

Beginning in fiscal 2006, the Committee engaged Compensia, Inc., an independent compensation advisor, to provide it with advice, information and recommendations relating to executive compensation. Compensia serves at the discretion of the Committee. Compensia’s fees and expenses for the services provided to the Committee for fiscal 2007 totaled $216,919.25. Compensia did not provide any other services to the Company in fiscal 2007.

In fiscal 2007, Compensia regularly participated in Committee meetings and provided assistance to the Committee, including:

•	A review of and recommendations related to our NEOs’ base salary, annual cash incentive compensation and long-term incentive compensation levels and program structures

•	A review and modification of our NEOs’ employment agreements

•	Preparation of “tally sheets,” which the Committee periodically reviewed to ensure that it had a comprehensive view of our NEOs’ compensation programs, including cash compensation (fixed and variable), long-term equity incentive compensation (past awards and the current and projected values of these awards) and post-employment obligations (severance and change of control benefits).

Executive Compensation Philosophy and Objectives

Compensation Philosophy

Our compensation programs are generally based on an overarching pay-for-performance philosophy. In this respect, we design our compensation programs to provide total pay that aligns corporate performance with individual performance. Within this framework, we provide compensation and benefit levels that will attract, retain and motivate a highly talented executive team within the context of responsible cost management.

Compensation Objectives

Consistent with our pay-for-performance philosophy, our compensation programs (including those for our NEOs) are designed around five primary objectives:

1. Establish a direct link between business financial results and individual/team performance and rewards.

2. Align the interests and objectives of management and employees with driving Company growth and creating stockholder value.

3. Share the enterprise value created by employees through our equity programs.

4. Provide health and welfare protection to assist employees and their families with catastrophic events, such as death, disability or illness.

5. Provide employees with tax-effective retirement savings programs.

Compensation Mix

Consistent with our compensation objectives, the Committee provides a mix of compensation elements that emphasizes annual cash incentives and long-term equity incentives. The primary elements of our NEOs’ compensation program are base salary, an annual cash incentive award opportunity, and long-term equity incentive awards. Each of these components is discussed in greater detail below under “NEO Compensation Components.” In addition, we provide our NEOs with health and welfare benefits on substantially the same terms and conditions as they are provided to most other employees, as well as change of control and severance protection.

Consistent with our pay-for-performance philosophy, for fiscal 2007, on average, 80% of our NEOs’ compensation was delivered in the form of variable annual cash incentives or long-term equity incentives. Average pay mix for the NEOs is illustrated below:

NOTE: For details on the Fiscal 2007 Retention Bonus payment, see the Bonus discussion below; this program concluded with the payments at the end of fiscal 2007. Senior Leadership Plan (SLP) Bonus represents target awards based on Adjusted FY07 base salary and target bonuses in effect during the year. Fiscal 2007 Long-term Incentive awards included stock options (grant date Black-Scholes value), Performance Restricted Stock Units (grant date face value), Restricted Stock Units (grant date face value) and the Market Outperform Plan (Monte Carlo simulation value).

Compensation Positioning

While the Committee does not target a specific competitive percentile for the total compensation of our NEOs, it considers the following factors when setting NEO compensation levels:

•	Our performance relative to our peer group

•	Our performance against financial goals established by the Committee and the Board

•	Individual NEO performance, experience, and qualifications relative to other similarly situated executives at companies in our peer group

•	The scope of the NEO’s role compared to other similarly situated executives at companies in our peer group

•	The 50th percentile compensation practices of our peer group

Benchmarking

To assess the competitiveness of our executive compensation programs and compensation levels, the Committee examined, with Compensia’s assistance, the executive compensation practices of a peer group of 16 high-technology companies for fiscal 2006 and 19 high-technology companies for fiscal 2007. Compensation data for the peer group companies was gathered from public filings and Radford’s High-Tech Executive Survey database.

The peer group companies were selected on the basis of their similarity to the Company in size (as determined by revenue, market capitalization, net income, and employee base), business strategy and industry. The Committee reviews our peer group at least annually and makes adjustments to its composition as necessary. The fiscal 2007 peer group was finalized in April 2007 and reflects, among other things, the Committee’s consideration of the Company’s change in size following the acquisition of McData Corporation in January 2007.

The fiscal 2006 and 2007 peer groups were as follows:

Fiscal 2006 Peer Group

• Adaptec	• Electronics for Imaging	• Palm
• Avid Technology	• Emulex	• Plantronics
• Checkpoint Systems	• Extreme Networks	• QLogic
• Ciena	• Foundry Networks	• Quantum
• Citrix Systems	• McDATA Corporation	• SMART Modular Technologies
• Conexant	• Network Appliance	• VeriFone Holdings

Fiscal 2007 Peer Group

• ADC Telecommunications	• Imation	• Polycom
• Avid Technology	• Juniper Networks	• QLogic
• BEA Systems	• Network Appliance	• Quantum
• BMC Software	• Novellus Systems	• Tellabs
• Cadence Design Systems	• Palm	• Teradyne
• Checkpoint Systems	• Plantronics	• VeriFone Holdings
• Citrix Systems

NEO Compensation Components

The primary elements of our NEO compensation program are base salary, an annual cash incentive award opportunity, and a long-term equity incentive award.

Base Salary

Base salary represents the fixed portion of our NEOs’ compensation. As noted above, while the Committee typically reviews our NEOs’ base salaries in July, this year the Committee decided to shift this review to November of each year. Consequently, in fiscal 2007, our NEOs’ base salaries were reviewed in both July and November.

The Committee considered the management team’s base salary recommendations for the NEOs (other than the CEO), the market analyses and salary adjustment recommendations from Compensia for all NEOs (including the CEO), and the factors set forth under “Compensation Positioning” on page 29 above, and made the following adjustments to NEO base salaries:

		Beginning Fiscal	Fiscal Year 2008
		Year 2007 Base	Base Salary (Eff.	Total Percent
Executive	Title	Salary	11/1/07)	Increase

Michael Klayko	CEO	$580,000	$725,000	25%
Richard Deranleau*	VP, Finance & CFO	$325,000	$340,000	5%
Tejinder Grewal	VP, Corporate Development	$290,000	$315,000	9%
Don Jaworski	VP, Product Development	$375,000	$375,000	0%
Ian Whiting	VP, Worldwide Sales	$375,800	$375,800	0%

*	Received promotion-related base salary increase from $225,000 to $300,000 in July 2006, and an increase to $325,000 in November 2006.

Annual Cash Incentives

In fiscal 2007, the annual cash incentives for our NEOs consisted of our Senior Leadership Plan (SLP) and a special service-based bonus program, the final payment of which was made in December 2007.

Fiscal 2007 Senior Leadership Plan

The Senior Leadership Plan (SLP) is an annual cash incentive program that rewards achievement of individual and corporate goals. The employees most responsible for delivering revenue, income and margin performance, including our NEOs, participate in this program. In fiscal 2007, 20 employees (including our NEOs) participated in the SLP.

SLP Formula

In fiscal 2007, annual cash incentive award payouts under the SLP were determined based on the following formula:

Payout = Performance Component Percentage x Operating Margin Multiplier Percentage x
Target Annual Cash Incentive Opportunity

Performance Component Percentage

The performance component of the SLP is based on a point system. Points can be earned by SLP participants based on the Company’s revenue performance, the Company’s non-GAAP operating income performance and individual executive performance as follows:

		Non-GAAP Operating	Individual
Level	Revenue Performance	Income Performance*	Performance

CEO	37.5 points	37.5 points	25 points
Other NEOs	50 points	40 points	10 points

*	As reported publicly in our financial statements.

Each NEO can earn from 0% to 100% of the points allocated to each performance category. The points earned in each category are added together to determine the “performance component percentage” in the formula above.

The target levels of revenue performance and non-GAAP operating income performance were based on our Board-approved annual operating plan for fiscal 2007. Our annual operating plan is generally discussed extensively between the Board and our management team before it is approved by the Board. These target levels were set at levels that the Committee believed were difficult to achieve. Because the Company’s actual financial performance and individual executive performance are inherently uncertain, we are unable to more precisely quantify the probability that target performance (or other levels of performance) would be achieved.

These corporate financial targets were communicated to the NEOs at the beginning of fiscal 2007. Concurrently, our CEO and each of the other NEOs completed a performance contract, which outlined Company and functional specific goals for each of our NEOs for the fiscal year. The CEO reviewed and approved the performance contracts of his direct reports (including each of the other NEOs). The Chairman of the Board and the Committee Chairman reviewed and approved the CEO’s performance contract. In the case of our NEOs other than the CEO, these performance contracts serve as the basis for measuring their individual performance. In the case of the CEO, individual performance is measured against the following criteria, which are elements of his performance contract:

•	Integration efforts following our acquisition of McData

•	File area network revenue and operating income

•	Service-related revenue and operating income

•	Support-related revenue and operating income

•	New business development

Consistent with the practices of the 2007 peer group and the factors set forth under “Compensation Positioning” on page 29 above, the Committee determined to increase his target annual cash incentive from 75% of base salary (its fiscal 2006 level) to 100% of base salary. For fiscal 2007, the Committee allocated 25% of Mr. Klayko’s total annual cash incentive to its quantitative and qualitative assessment of his and our performance against the performance contract criteria listed above. For fiscal year 2008, Mr. Klayko’s target annual cash incentive will remain at 100% of his base salary, but will be based solely on our corporate performance as discussed in greater detail under “Changes to Senior Leadership Plan for Fiscal Year 2008.”

Operating Margin Multiplier Percentage

The second component in the calculation is an “Operating Margin Multiplier.” The target level for our operating margin under the SLP is based on our Board-approved annual operating plan and was communicated to program participants at the beginning of the fiscal year. If the Operating Margin Multiplier is below threshold, no payouts were to be made under the SLP. The Operating Margin Multiplier is not capped for above target levels of Operating Margin performance, but payouts under the SLP have not exceeded 200% of target in any of the past three fiscal years.

OM Performance	60%	75%	80%	85%	90%	95%	100%	105%	110%	120%	130%	...

Funding	0%	46%	57%	68%	77%	90%	100%	117%	133%	167%	200%	No cap...

Target Annual Cash Incentive Opportunity

The third component in the calculation is the target annual cash incentive opportunity for each NEO. Target annual cash incentives for each NEO were established by the Committee based on the recommendations of both the management team and Compensia and the factors set forth under “Compensation Positioning” on page 29 above. As described above, the Committee changed its annual compensation review cycle to November. Consequently, target cash incentive award opportunities were reviewed and adjusted in August 2007 and maintained in November 2007 for fiscal year 2008. The target cash incentive award opportunities for each NEO were as follows:

		Target Incentive	Target Incentive	Target Incentive
	Ending 2007 Base	Award Opportunity	Award Opportunity	Award Opportunity
	Salary (Effective	Prior to 8/1/07	After 8/1/07	FY08
Level	8/1/07)	(% of Base Salary)	(% of Base Salary)	(% of Base Salary)

Michael Klayko	$680,000	100%	100%	100%
Richard Deranleau	$340,000	50%	60%	60%
Tejinder Grewal	$315,000	50%	60%	60%
Don Jaworski	$375,000	50%	60%	60%
Ian Whiting	$375,800	50%	60%	60%

Because the target cash incentive award opportunities were adjusted three-quarters of the way through fiscal 2007, for the purpose of calculating fiscal 2007 annual incentives, the “Prior to 8/1/07” percentage displayed in the table above was applied to 75% of the NEO’s ending 2007 base salary, and the “After 8/1/07” target percentage was applied to 25% of the NEO’s ending 2007 base salary. The “After 11/1/07” target percentage will be applied for fiscal year 2008.

2007 Annual Cash Incentive Award Determinations

In November 2007, the Committee reviewed executive compensation based on Company and individual NEO performance. The Company achieved 99.7% of its target revenue performance and 112.4% of its target operating income performance. Operating margin was 112.8% of target, resulting in an operating margin multiplier of 141.5%. In December 2007, performance against the performance contracts for the NEOs other than the CEO was also reviewed (with input from the CEO) to determine each NEO’s individual performance. Individual performance was determined to be 100% of target for each of the NEOs. During this same period, the Committee also assessed the CEO’s performance against the criteria listed above under “Performance Component Percentage.” While certain minor individual performance goals may not have been fully attained, the Committee determined that Mr. Klayko had met or exceeded other more significant individual performance goals and therefore should be awarded his full bonus.

On average, the annual cash incentive awards approved by the Committee for the NEOs in fiscal 2007 were 141% of target.

Special Retention Bonuses

For fiscal 2007, in addition to the SLP, each of our NEOs was eligible to receive an additional cash bonus equal to 50% of his or her respective regular target annual cash incentive award opportunity for fiscal 2007, prior to any adjustments to target incentive opportunities in August 2007, provided such NEO remained employed with us through the end of the fiscal 2007. The Committee approved this retention program in fiscal 2005 in connection with the internal and SEC investigations of the Company’s stock option grant practices, which created an environment of significant uncertainty for the Company and its executive officers. The Committee believed that the retention program was in the best interests of the Company and its stockholders in that it would support the on-going employment, focus and dedication of the NEOs under difficult circumstances. The payments made to our NEOs in December 2007 were the final scheduled payments under this program.

Annual Cash Incentive Payouts

Annual cash incentive award payouts based upon fiscal 2007 performance and the special retention bonus program for our NEOs were made in December 2007, and are summarized in the table below.

			Percent of	Special Retention
Executive	Title	SLP Award	Target*	Bonus	Total Award

Michael Klayko	CEO	$959,314	141%	$340,000	$1,299,314
Richard Deranleau	VP, Finance & CFO	$251,820	141%	$85,000	$336,820
Tejinder Grewal	VP, Corporate Development	$233,304	141%	$78,800	$312,104
Don Jaworski	VP, Product Development	$277,742	141%	$93,800	$371,542
Ian Whiting	VP, Worldwide Sales	$278,365	141%	$94,000	$372,365

*	Percent of target numbers calculated using the fiscal 2007 weighted average annual cash incentive targets for the NEOs; percent of target would have been 127% if calculated based on end of fiscal 2007 annual cash incentive targets.

Changes to Senior Leadership Plan for Fiscal 2008

For fiscal 2008, after consultation with management and Compensia, the Committee has modified the SLP in four significant ways:

1. The operating margin multiplier will be replaced with an operating income multiplier

2. The performance component percentage will be based on our revenue and operating margin

3. For NEOs in charge of our business units, the performance component percentage will be based on a combination of our revenue and operating margin and specific business unit revenue and operating margin targets

4. Consistent with market practices, the CEO’s performance component percentage for fiscal 2008 will be equally weighted between revenue and operating margin and will not contain an individual performance component for fiscal 2008

These changes are intended to ensure that, in pursuing the financial objectives tied to our annual operating plan, our NEOs will focus their attention on both revenue growth and operating efficiency gains for the fiscal year, rather than primarily on efficiency gains. The Committee believes that by rewarding the NEOs for increasing productivity and efficiency, it will lead to greater profitability than the current program design. In addition, replacing the operating margin multiplier with an operating income multiplier ensures that the program will be funded, and annual incentive awards paid out, only if we are profitable at a level that the Committee believes signifies successful execution of our annual operating plan.

Long-term Equity Incentives

Our equity award practices are designed to reflect a balance between stockholders’ dilution concerns and the Company’s need to remain competitive in recruiting and retaining executive talent. Accordingly, our actual average burn rate (shares granted subject to long-term equity incentives divided by our total shares outstanding), excluding acquisitions, has been approximately 3.6% over the past three fiscal years. The Committee further believes that our equity program should focus our NEOs on stockholder value creation through long-term Company performance, as well as motivate them and retain their services in a competitive job market by providing significant long-term earnings potential.

Award Mix

Our long-term equity incentive program framework for fiscal year 2006 and fiscal year 2007 is summarized in the tables below.

As in fiscal year 2006, for fiscal year 2007, the Committee decided that a mix of service-based awards and performance-based awards would best meet its motivation and retention objectives. The service-based awards consisted of stock options and service-based restricted stock units. The performance-based awards consisted of performance restricted stock units and a new performance-based long-term incentive program aimed at rewarding superior relative performance against the broader technology market, which we titled the Market Outperform Plan.

Service-based Awards

We believe that stock options (when granted at fair market value) provide an appropriate long-term incentive for our NEOs since they reward them only to the extent that the Company’s stock price grows and stockholders realize value following their grant date. Similarly, restricted stock units provide an incentive for our NEOs to remain employed with us and to focus on driving increased stockholder value over their vesting period. The stock options granted to our NEOs in fiscal 2007 vest over four years from the grant date, and the restricted stock units vest on the second anniversary of the grant date. The Committee believes that four-year vesting of stock options is consistent with peer group practices and provides rewards for longer-term stock price appreciation. The two-year vesting of the restricted stock unit awards was intended to provide retention and motivation incentives over a shorter period of time to address continuing uncertainty related to the then-ongoing stock option investigations and related issues.

Performance-based Awards

Performance-Restricted Stock Units

The Committee introduced the performance restricted stock units in November 2006 with the belief that tying a material element of our NEOs’ compensation to relative performance (in the case of the performance restricted stock units, versus the fiscal 2006 peer group) would enhance the creation of long-term stockholder value. Specifically, vesting of these awards is contingent on the Company’s three-year performance relative to the fiscal 2006 peer group, based on the following equally-weighted metrics: revenue growth, operating income growth, free cash flow growth and stock price growth. The Committee selected these metrics to encourage and reward:

•	Balanced top and bottom line growth in our business

•	The promotion of a healthy balance sheet

•	Superior stock price performance

Depending on our performance, the actual number of shares of our common stock earned under the performance restricted stock units by each NEO could range from zero for below-threshold performance to 200% at maximum performance. To determine actual payouts, our average percentile rank against the fiscal 2006 peer group across the four metrics will be measured at the end of the three-year performance period. Target awards are earned at 50th percentile average performance against the fiscal 2006 peer group, threshold payouts (25% of target) are earned at 35th percentile average performance against the fiscal 2006 peer group, and maximum payouts (200% of target) are earned at 75th percentile average performance against the fiscal 2006 peer group.

Market Outperform Plan

Following the award of performance restricted stock units in October 2006, the Committee continued to consider how to best measure and reward superior relative performance. Based on extensive review and consultation with the management team and Compensia, the Committee approved the Market Outperform Plan in July 2007. In connection with this new approach to rewarding superior relative performance, the Committee expects to discontinue the performance restricted stock unit approach it used for the November 2006 awards.

Under the Market Outperform Plan, awards are determined based on a dollar-denominated award pool that is funded solely to the extent that the Company’s percentage market capitalization growth (adjusted to offset the impact of stock-based acquisitions) exceeds the percentage growth of the Nasdaq-100 Index Tracking Stock issued by the PowerShares QQQ Trust, Series 1 (often referred to by its ticker symbol, QQQQ). Initial performance is expected to be measured over the 27-month period from August 2007 through October 2009. Subsequent performance periods are expected to be 24 months in duration. The award pool for the initial performance period will be based on the following formula:

Payout = Brocade Market Capitalization Growth − QQQQ Performance * Beginning Brocade
Market Capitalization * 2%

Each NEO has been awarded the right to receive a percentage of this award pool as set forth in the table below:

Level	Percent of Pool

CEO	20%
Each Other NEO	5%

To the extent an award pool is funded under the plan, it will be converted into fully-vested shares of common stock (based on our stock price at the end of the performance period) and will be issued to participants shortly following the end of the performance period. Compensia provided the Committee with extensive modeling of potential payouts under the Market Outperform Plan, and the Committee believes that payouts will be appropriate to the levels of performance achieved. However, the Committee may reduce the number of shares issuable to plan participants at its sole discretion, and, in any event, the maximum number of shares that may be issued under the plan in a single fiscal year is subject to the following caps: 1,500,000 shares for Mr. Klayko; 500,000 shares for each of Messrs. Deranleau, Grewal, Jaworski and Whiting; 250,000 shares for each of the other executive participants, and 100,000 shares for each of the other plan participants.

The Market Outperform Plan also provides that the Company may recover compensation issued under the program in the event of a financial restatement resulting from a participant’s fraudulent conduct. Specifically, this “clawback” provision enables the Company to demand a cash repayment from the executive in the event the Board determines within four years following the pertinent performance period (and prior to a change of control of the Company) that: (i) the executive committed financial-based fraud in financial statements filed with the Securities and Exchange Commission that precipitated the restatement; and (ii) such fraud positively impacted Brocade’s market capitalization growth rate during the performance period.

Approximately 86 employees (including our NEOs) have been selected to participate in the first performance period under the Market Outperform Plan.

Fiscal 2007 Equity Awards

As with the other elements of our NEO’s compensation, actual long-term incentives for our NEOs are determined based on the following factors:

•	Our performance relative to our peer group

•	Our performance against financial goals established by the Committee and the Board

•	Individual NEO performance, experience, and qualifications relative to other similarly situated executives at companies in our peer group

•	The scope of the NEO’s role compared to other similarly situated executives at companies in our peer group

•	The 50th percentile compensation practices of our peer group

In November 2006, the Committee approved the equity grants to our NEOs set forth in the table below. The stock options were granted with an exercise price of $9.27 per share (Brocade’s closing stock price on November 24, 2006, which was the effective date of grant). In July 2007, the Committee approved the Market Outperform Plan and the participation opportunity for each NEO, the value of which is also estimated in the table below.

									Market
		Stock		Black-				RSU	Outperform	Total LTI
Named Executive		Options		Scholes		PRSUs	RSU	Grant	Plan Grant	Grant
Officer	Title	Granted		Value	PRSUs	Value	Grant	Value	Value	Value

Michael Klayko	CEO	150,000		$523,421	40,000	$370,800	25,000	$231,750	$2,682,757	$3,808,728
Richard Deranleau	VP, Finance & CFO	300,000	*	$1,007,896	25,000	$231,750	15,000	$139,050	$670,689	$2,049,385
Tejinder Grewal	VP, Corporate Development	50,000		$174,475	20,000	$185,400	10,000	$92,700	$670,689	$1,123,264
Don Jaworski	VP, Product Development	300,000		$1,007,896	25,000	$231,750	15,000	$139,050	$670,689	$2,049,385
Ian Whiting	VP, Worldwide Sales	100,000		$348,948	25,000	$231,750	15,000	$139,050	$670,689	$1,390,437

*	Includes 200,000 stock options granted in connection with promotion to CFO.

Benefits and Perquisites

Our NEOs are provided with a carefully developed health and welfare benefit program, as well as the opportunity to participate in a Section 401(k) profit sharing-plan. They participate in these plans on substantially the same terms and conditions as most of our other employees. The Company does not provide any additional perquisites to its NEOs. Brocade also offers employees, including our NEOs, the ability to purchase Company stock at a discount under its 1999 Employee Stock Purchase Plan.

Post-Employment Obligations

The uncertainty that can arise among management from concerns about potential job loss and/or the possibility or occurrence of a change-of-control can result in the untimely departure or distraction of key executives. The Committee believes that executive employment agreements which provide severance and change-of-control protection support the continued attention and dedication of our NEOs to their assigned duties, and thus help ensure the best interests of our stockholders. These agreements help to mitigate that risk, as well as provide additional incentives to the covered NEOs to remain employed with the Company. In fiscal 2007, the Committee commenced a review, with Compensia’s assistance, of our NEOs’ existing employment agreements with the following goals: (i) simplify the current structure, (ii) provide greater uniformity of treatment among the NEOs in connection with terminations of employment either in connection with or apart from a change of control of the Company (as defined in the agreements), and (iii) evaluate the agreements against peer practices and market best practices. Based on this review, we amended the employment agreements with each of our NEOs.

As amended, these agreements provide that each NEO will receive certain severance benefits if he or she is terminated without “cause” or resigns for “good reason” (as those terms are defined in the employment agreements), whether or not the termination is associated with a change in control of the Company. However, the applicable benefit levels differ depending upon whether or not the termination is in connection with a change of control of the Company. The primary changes from the existing agreements were to impose an overall five-year term on the agreements and to provide for full accelerated vesting of long-term equity incentive awards for a qualifying termination of employment in connection with a change of control of the Company.

The potential benefits associated with the severance agreements are as follows for our NEOs:

	Apart from a Change in Control			In Connection with a Change in Control
		Annual			Annual
	Base	Target		Base	Target		Vesting
Level	Salary	Bonus	COBRA	Salary	Bonus	COBRA	Acceleration

CEO	12 Months	12 Months	12 Months	24 Months	24 Months	18 Months	100% for all equity awards
Other NEOs	6 Months	6 Months	6 Months	12 Months	12 Months	12 Months	100% for all equity awards

For additional details on the employment agreements and their potential costs, see the tabular disclosure section in this proxy statement.

Section 409A/Option Exchange

On May 12, 2006, Brocade filed a Schedule TO (“Tender Offer”) with the SEC. The Tender Offer was filed to address recent changes to tax laws that could have serious, unfavorable personal tax consequences for some of Brocade’s employees, including our NEOs, who received certain stock options that were granted at a discount from fair market value at the time of grant. Specifically, under Section 409A of the Internal Revenue Code, certain options granted at a discount may trigger certain adverse tax consequences, including income tax at vesting, an additional 20% tax and interest charge, in addition to standard federal, state and other applicable taxes. The Tender Offer provided affected employees with the opportunity to amend or cancel their affected options to remedy the unfavorable personal tax consequences of the tax law change.

Specifically, the Company offered to amend certain discounted options granted after August 14, 2003 to increase the option grant price to the fair market value on the date of grant, and to give the employee a cash payment for the difference in option grant price between the higher amended option and the original discounted price. For certain options granted prior to August 14, 2003 that may have been granted at a discount, the Company offered to cancel the options in exchange for a cash payment based on the Black-Scholes value of the option. The Tender Offer was completed effective June 12, 2006; payment for the tendered options was made January 1, 2007.

The following tables provide a summary of the details associated with the tender offer for our NEOs:

Options Amended in Tender Offer

	Securities
	Underlying	Market Price of
	Options/SARs	Stock at Time of	Exercise Price at
	Repriced	Repricing or	Time of Repricing	New	Settlement
Name	or Amended	Amendment	or Amendment	Exercise Price	Amount(1)

Michael Klayko	166,667	$5.57	$5.53	$5.64	$18,333
Richard Deranleau	4,000	$5.57	$5.52	$5.78	$1,040
	12,250	$5.57	$5.68	$5.71	$368
Tejinder Grewal	350,000	$5.57	$5.15	$5.25	$35,000
	160,417	$5.57	$4.04	$4.82	$125,125
Don Jaworkski	66,667	$5.57	$5.53	$5.64	$7,333
	39,584	$5.57	$6.58	$7.34	$30,084
Ian Whiting	100,000	$5.57	$5.53	$5.64	$11,000
	73,334	$5.57	$4.04	$4.82	$57,201

(1)	The Settlement Amount is equal to the amount the exercise price was increased, multiplied by the number of underlying shares.

Options Cancelled in Tender Offer

	Securities
	Underlying	Market Price of
	Options/SARs	Stock at Time of	Exercise Price at
	Repriced or	Repricing or	Time of Repricing	New	Settlement
Name	Amended	Amendment	or Amendment	Exercise Price	Amount(1)

Richard Deranleau	27,188	$5.57	$5.59	n/a	$40,328
Don Jaworkski	320,834	$5.57	$5.14	n/a	$544,396

(1)	The Settlement Amount is equal to the Black-Scholes value of the cancelled option.

Reasonableness of Compensation

The Committee believes the Company is operating in accordance with its compensation philosophy and is achieving its compensation objectives. The Committee believes the target pay positioning and pay mix are reasonable and appropriate for our NEOs. Specifically, the Committee believes that our NEOs are appropriately rewarded for their individual contributions, the achievement of operational success and the creation of stockholder value.

Other Considerations

Equity Grant Practices

Our equity grant practices are set forth in our “Equity Awards Granting Policy.” In accordance with this policy, and with respect to annual equity awards granted to our NEOs, grants are typically made and grant prices set on the second Thursday of December. Grant dates for new hire awards are set on the fourth Thursday of each month (other than in December, in which case it is the second Thursday of the month). In the case of both annual and new hire awards, grant dates are set irrespective of blackout periods. The exercise price is determined based on the closing market price of Brocade’s common stock on the date of the grant. Grants are determined by the Committee, or its designated subcommittee, in accordance with both the Committee’s charter and the “Equity Awards Granting Policy.”

Grants (other than acquisition-related awards) are made subject to an annual equity pool approved by the Committee, which in fiscal 2007 was a net pool of approximately 11.3 million shares or 4.0% of the Company’s outstanding shares.

Tax Considerations

The Committee considers the potential effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our NEOs. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year for certain executive officers, unless the compensation is performance-based.

The Committee has examined our current executive compensation program and understands that some compensation paid to our NEOs may not be deductible under Section 162(m). However, based on its examination, the Committee does not believe that the loss of any deductions will be likely to have a material negative financial impact on the Company. The Committee also believes that it is important to retain the flexibility to motivate superior performance through awards or programs that do not meet all of the requirements of Section 162(m). The Committee will continue to monitor the issue of deductibility, and make adjustments to our executive compensation programs as circumstances warrant.

Section 409A of the Internal Revenue Code

Section 409A imposes additional significant taxes in the event that an NEO, director or other service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A. Although we do not maintain a traditional nonqualified deferred compensation plan, Section 409A applies to certain severance arrangements and equity awards. Consequently, to assist in avoiding additional tax under Section 409A, we developed the severance arrangements described above and structured our equity awards in a manner intended to either avoid the application of Section 409A or, to the extent doing so is not possible, comply with the applicable Section 409A requirements.

10b5-1 Trading Plans

Each of our NEOs and Directors may enter into a written plan for the automatic trading of securities in accordance with Exchange Act Rule 10b5-1. The Company may also enter into a written plan for the automatic trading of securities in accordance with Rule 10b5-1 with respect to its stock repurchase program.

Compensation Committee Report

The Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s annual report on Form 10-K and this proxy statement.

Respectfully submitted by the members of the Compensation Committee of the Board of Directors:

Sanjay Vaswani (Chair)

John W. Gerdelman

David L. House

L. William Krause

The following table sets forth summary information concerning compensation paid or accrued for services rendered to the Company in all capacities to (i) the Company’s Chief Executive Officer, (ii) the Company’s Chief Financial Officer and (iii) the Company’s other three most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2007.

Summary Compensation Table for Fiscal Year 2007

					Non-Equity
					Incentive Plan	All Other
			Stock	Option	Compensation	Compensation
Name and Principal Position	Year	Salary ($)	Awards ($)(1)	Grants ($)(2)	($)(3)	($)(4)	Total($)

Michael Klayko,	2007	605,000	1,042,457	1,125,975	1,299,314	18,333	4,091,079
Chief Executive Officer
Richard Deranleau,	2007	327,803	415,152	595,843	336,820	41,735	1,717,353
Chief Financial Officer, Vice President and Treasurer
Tejinder Grewal,	2007	296,250	397,098	230,625	312,104	160,125	1,396,202
Vice President, Corporate Development
Don Jaworski,	2007	375,000	527,318	708,195	371,542	581,812	2,563,867
Vice President, Product Development
Ian Whiting,	2007	375,840	516,101	292,965	372,365	107,433	1,664,704
Vice President, Worldwide Sales

(1)	These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by vesting in a restricted stock or restricted stock unit award). This column represents the dollar amount recognized for financial statement reporting purposes for the 2007 fiscal year for awards of restricted stock and/or restricted stock units granted to each of the named executive officers in 2007 as well as prior fiscal years, in accordance with SFAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock awards were forfeited by any of the named executive officers in 2007. For additional information, see Note 12 of our financial statements in the Form 10-K for the year ended October 27, 2007, as filed with the SEC. For information on the valuation assumptions for grants made prior to 2007, see the notes in our financial statements in the Form 10-K for the respective year. See the Grants of Plan-Based Awards Table for information on stock awards granted in 2007.

(2)	These amounts reflect the value determined by the Company for accounting purposes for these awards and do not reflect whether the recipient has actually realized a financial benefit from the awards (such as by exercising stock options). This column represents the dollar amount recognized for financial statement reporting purposes for fiscal year 2007 for stock option awards granted to each of the named executive officers in fiscal year 2007 as well as prior fiscal years, in accordance with FAS 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. No stock option awards were forfeited by any of the named executive officers in fiscal year 2007. For additional information, see Note 12 of our financial statements in the Form 10-K for the year ended October 27, 2007, as filed with the SEC. For information on the valuation assumptions for grants made prior to fiscal year 2007, see the notes in our financial statements in the Form 10-K for the respective year. See the Grants of Plan-Based Awards Table for information on stock option awards granted in fiscal year 2007.

(3)	Includes payments under both the Senior Leadership Plan and a special retention bonus plan. The actual payments under each plan are included in the “Actual Payouts Under Non-Equity Incentive Plan” column of the “2007 Grants of Plan-Based Awards” table below.

(4)	Consists of payments associated with the Section 409A option exchange, except that the amount for Mr. Whiting also includes $39,232 in relocation expense reimbursement.

The following table shows all plan-based awards granted to the named executive officers during fiscal year 2007. The SLP and Retention type awards are cash awards and the others are non-cash awards. The option awards and the unvested portion of the stock awards identified in the table below are also reported in the “Outstanding Equity Awards at 2007 Fiscal Year-End” table below.

2007 Grants of Plan-Based Awards

										All Other	All Other
						Actual				Stock	Option
						Payouts				Awards:	Awards:	Exercise
						Under Non-				Number of	Number of	or Base	Grant Date
						Equity				Shares of	Securities	Price of	Fair Value of
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Incentive	Estimated Future Payouts Under Equity Incentive Plan Awards			Stock or	Underlying	Option	Stock and
		Grant	Threshold	Target	Maximum	Plan	Threshold	Target	Maximum	Units	Options	Awards	Option
Name	Type(1)	Date	($)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards(3)

Michael Klayko	SLP		—	680,000	N/A	959,314
	Retention		340,000	340,000	340,000	340,000
	Option	11/24/06									150,000	9.27	523,421
	PRSU	11/24/06					10,000	40,000	80,000				370,800
	RSU	11/24/06								25,000			231,750
	Mkt Outperf	7/30/07					—	(2)	1,500,000				2,682,757
Richard Deranleau	SLP		—	178,500	N/A	251,820
	Retention		85,000	85,000	85,000	85,000
	Option	11/24/06									200,000	9.27	658,948
	Option	11/24/06									100,000	9.27	348,948
	PRSU	11/24/06					6,250	25,000	50,000				231,750
	RSU	11/24/06								15,000			139,050
	Mkt Outperf	7/30/07					—	(2)	500,000				670,689
Tejinder Grewal	SLP		—	165,375	N/A	233,304
	Retention		78,800	78,800	78,800	78,800
	Option	11/24/06									50,000	9.27	174,475
	PRSU	11/24/06					5,000	20,000	40,000				185,400
	RSU	11/24/06								10,000			92,700
	Mkt Outperf	7/30/06					—	(2)	500,000				670,689
Don Jaworski	SLP		—	196,875	N/A	277,742
	Retention		93,800	93,800	93,800	93,800
	Option	11/24/06									200,000	9.27	658,948
	Option	11/24/06									100,000	9.27	348,948
	PRSU	11/24/06					6,250	25,000	50,000				231,750
	RSU	11/24/06								15,000			139,050
	Mkt Outperf	7/30/07					—	(2)	500,000				670,689
Ian Whiting	SLP		—	197,316	N/A	278,365
	Retention		94,000	94,000	94,000	94,000
	Option	11/24/06									100,000	9.27	348,948
	PRSU	11/24/06					6,250	25,000	50,000				231,750
	RSU	11/24/06								15,000			139,050
	Mkt Outperf	7/30/07					—	(2)	500,000				670,689

(1)	SLP means Senior Leadership Plan. Retention means special retention bonus. Option means an option granted under the 1999 Stock Plan. PRSU means a restricted stock unit with a performance vesting condition dependent upon the Company’s performance relative to its peers based on four metrics. RSU means a restricted stock unit that vests if the grantee remains employed by the Company at certain times. Mkt Outperf means a restricted stock unit with a performance vesting condition dependent upon the Company’s stock performance relative to the Nasdaq-100 Index Tracking Stock issued by the PowerShares QQQ Trust, Series 1. See “Compensation Discussion and Analysis” above for more details.

(2)	Under the Market Outperform Plan, the named executive officers are entitled to receive restricted stock units representing a specified percentage of 2% (the “Total Plan Pool”) of the amount the Company’s market capitalization growth rate exceeds the growth rate of the Nasdaq-100 Index for the performance period from August 1, 2007 to October 31, 2009, subject to certain adjustments. Specifically, Mr. Klayko would be entitled to receive up to 20% of the Total Plan Pool and each of the other named executive officers would be entitled to receive up to 5% of the Total Plan Pool. The specific number of restricted stock units issuable to each plan participant will be determined at the end of the performance period; provided, however, that the Compensation Committee may reduce the number of restricted stock units issuable to plan participants in its sole discretion and, in any event, the maximum number of restricted stock units that may be issued pursuant to the July 30, 2007 restricted stock unit awards is subject to a maximum cap detailed above. For more detailed information on the Market Outperform Plan, please refer to “Long-Term Equity Incentives” in “Compensation Discussion and Analysis” above.

(3)	These amounts reflect the fair value as of the grant date of such award determined pursuant to FAS 123R by the Company for accounting purposes for these awards and do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards (such as by exercising stock options). Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions underlying the grant date fair value of these awards, see Note 12 of our financial statements in the Form 10-K for the year ended October 27, 2007, as filed with the SEC.

The following table shows all outstanding equity awards held by the named executive officers at the end of fiscal year 2007.

Outstanding Equity Awards at 2007 Fiscal Year End

	Option Awards(1)						Stock Awards
										Equity
										Incentive
				Equity					Equity	Plan Awards:
				Incentive					Incentive	Market
				Plan Awards:					Plan Awards:	or Payout
		Number of	Number of	Number			Number of	Market	Number	Value of
		Securities	Securities	of Securities			Shares or	Value of	of Unearned	Unearned
		Underlying	Underlying	Underlying			Units of	Shares or	Shares,	Shares,
		Unexercised	Unexercised	Unexercised			Stock That	Units of	Units or	Units or Other
		Options	Options	Unearned	Option	Option	Have Not	Stock That	Other Rights	Rights That
	Award	Exercisable	Unexercisable	Options	Exercise	Expiration	Vested (2)	Have Not	That Have	Have Not
Name	Date	(#)	(#)	(#)	Price ($)	Date	(#)	Vested (3) ($)	Not Vested (#)	Vested ($)

Michael Klayko	07/30/07	—	—	—	—	—	—	—	421,475 (4)	3,814,351 (4)
	11/24/06	—	—	—	—	—			40,000	477,840 (5)
	11/24/06	—	—	—	—	—	25,000	226,250
	11/24//06	34,375	115,625	—	$9.2700	11/24/13
	06/12/06	166,667	—	—	$5.6400	08/15/10
	11/21/05	—	—	—	—	—	176,072	1,593,452
	03/08/05	137,500	212,500	—	$6.0000	03/08/12
	02/18/05	666,666	333,334	—	$6.4200	02/18/12
	08/20/04	97,916	52,084	—	$4.9700	08/20/11
	05/21/04	31,754	—	—	$5.8400	05/21/11
	01/27/03	10,417	—	—	$4.5500	01/27/13
Richard Deranleau	07/30/07	—	—	—	—	—	—	—	105,369 (4)	953,588 (4)
	11/24/06	—	—	—	—	—			25,000	298,650 (5)
	11/24/06	—	—	—	—	—	15,000	135,750
	11/24/06	62,500	137,500	—	$9.2700	11/24/13
	11/24/06	22,916	77,084	—	$9.2700	11/24/13
	06/12/06	9,916	2,334	—	$5.7100	06/09/11
	06/12/06	4,000	—	—	$5.7800	12/10/13
	12/08/05	18,333	21,667	—	$4.1900	12/08/12
	11/21/05	—	—	—	—	—	76,185	689,474
	09/02/05	23,333	16,667	—	$4.0500	09/02/12
	02/18/05	40,000	—	—	$6.4200	02/18/12
	06/09/04	1,750	—	—	$5.6800	06/09/11
	07/28/03	17,812	—	—	$5.5900	12/10/13
Tejinder Grewal	07/30/07	—	—	—	—	—	—	—	105,369 (4)	953,588 (4)
	11/24/06	—	—	—	—	—			20,000	238,920 (5)
	11/24/06	—	—	—	—	—	10,000	90,500
	11/24/06	11,458	38,542	—	$9.2700	11/24/13
	06/12/06	123,958	36,459	—	$4.8200	08/12/11
	06/12/06	284,375	65,625	—	$5.2500	07/08/11
	11/21/05	—	—	—	—	—	84,650	766,083
	03/08/05	113,020	61,980	—	$6.0000	03/08/11
	08/12/04	14,583	—	—	$4.0400	08/12/11
Don Jaworski	07/30/07	—	—	—	—	—	—	—	105,369 (4)	953,588 (4)
	11/24/06	—	—	—	—	—			25,000	298,650 (5)
	11/24/06	—	—	—	—	—	15,000	135,750
	11/24/06	62,500	137,500	—	$9.2700	11/24/13
	11/24/06	22,916	77,084	—	$9.2700	11/24/13
	06/12/06	66,667	—	—	$5.6400	08/15/10
	06/12/06	35,417	4,167	—	$7.3400	02/26/11
	11/21/05	—	—	—	—	—	126,975	1,149,124
	03/08/05	113,020	61,980	—	$6.0000	03/08/12
	08/20/04	138,541	36,459	—	$4.9700	08/20/11
	05/21/04	200,000	—	—	$5.8400	05/21/11
	02/26/04	10,416	—	—	$6.5800	02/26/11
	08/15/03	33,333	—	—	$5.5300	08/15/10
	05/22/03	229,166	—	—	$5.1400	05/22/13
Ian Whiting	07/30/07	—	—	—	—	—	—	—	105,369 (4)	953,588 (4)
	11/24/06	—	—	—	—	—			25,000	298,650 (5)
	11/24/06	—	—	—	—	—	15,000	135,750
	11/24/06	22,916	77,084	—	$9.2700	11/24/13
	06/12/06	9,333	16,667	—	$4.8200	08/12/11
	06/12/06	10,125	—	—	$5.6400	08/15/10
	11/21/05	—	—	—	—	—	121,896	1,103,159
	05/23/05	26,229	69,271	—	$3.9300	05/23/12
	03/08/05	10,208	24,792	—	$6.0000	03/08/12
	05/21/04	3,237	—	—	$5.8400	05/21/11

(1)	All options vest at the rate of 1/48th per month and vest completely after four years as long as the grantee remains employed by the Company, except as follows: the options granted on 6/12/06 were granted in connection with the Section 409A option exchange and vest based on the schedule of the original underlying grant which originally was at the rate of 1/48th per month; the option granted on 2/18/05 vests one half after two years and the rest at the rate of 1/24th per month over the remaining two years; the options granted on 8/20/04 vest at the rate of 1/36th per month and vest completely after 3 years; the options granted on 7/28/03, 5/22/03 and 1/27/03 vest one quarter after one year and the rest at the rate of 1/36th per month over the remaining 3 years.

(2)	These RSUs vest two years after the date of grant as long as the grantee remains employed by the Company.

(3)	Calculated based on the closing price of the Company’s common stock of $9.05 per share at the Company’s 2007 fiscal year end.

(4)	This award is a restricted stock unit with a performance vesting condition dependent upon the Company’s stock performance relative to the Nasdaq-100 Index Tracking Stock issued by the PowerShares QQQ Trust, Series 1. The dollar amounts reflect the fair value as of the Company’s 2007 fiscal year end of such award determined pursuant to FAS 123R by the Company for accounting purposes for these awards, excluding the impact of estimated forfeitures related to service-based vesting conditions, and do not reflect whether the recipient has actually realized or will realize a financial benefit from the awards. For additional information on the valuation assumptions underlying the grant date fair value of these awards, see Note 12 of our financial statements in the Form 10-K for the year ended October 27, 2007, as filed with the SEC. The number of shares is calculated by taking the dollar value and dividing by the closing price of the Company’s common stock of $9.05 per share at the Company’s 2007 fiscal year end.

(5)	Calculated based on (i) the Company’s financial results through its 2007 fiscal year end and peer companies’ publicly available financial results available as of December 31, 2007 would result in a payout of 132% of target and (ii) the closing price of the Company’s common stock of $9.05 per share at the Company’s 2007 fiscal year end.

The following table shows all stock options exercised and value realized upon exercise, and all stock awards vested and value realized upon vesting, by the named executive officers during fiscal year 2007.

Option Exercises and Stock Vested in Fiscal Year 2007

	Option Awards
	Number of Shares		Stock Awards
	Acquired on	Value Realized on	Number of Shares	Value Realized
	Exercise	Exercise(1)	Acquired on Vesting	on Vesting
Name of Executive Officer	(#)	($)	(#)	($)

Michael Klayko	1,179,943	$4,133,078	—	—
Richard Deranleau	4,000	$20,000	—	—
Tejinder Grewal	—	—	—	—
Don Jaworski	—	—	—	—
Ian Whiting	550,013	$1,853,234	—	—

(1)	The value realized on exercise is calculated as the difference between (A) either (i) the actual sales price of the shares underlying the options exercised if the shares were immediately sold or (ii) the closing price of the shares underlying the options exercised if the shares were held and (B) the applicable exercise price of those options.

Employment, Change of Control and Severance Arrangements

On May 11, 2007, the Compensation Committee approved amended and restated change of control retention agreements for our Named Executive Officers (the “Retention Agreements”). Each retention agreement has a five-year term, subject to mutual renewal. Pursuant to the terms of the Retention Agreement, if the employment of a Named Executive Officer is terminated by Brocade without “cause” (as defined in the Retention Agreement), then, subject to the Named Executive Officer signing a release of claims in favor of Brocade and agreeing not to disparage the Company for a period of 12 months following termination, the Named Executive Officer shall be entitled to receive (1) a lump sum payment equal to six months’ base salary and 50% of the Named Executive Officer’s target cash bonus under the Senior Leadership Plan for the fiscal year in which the termination occurs (12 months’ base salary and 100% of target cash bonus for Mr. Klayko), and (2) Brocade-paid COBRA benefits for six months (12 months for Mr. Klayko). In the event the Named Executive Officer’s employment is terminated by Brocade without cause or by such executive for “good reason” (as defined in the Retention Agreement) within 30 days prior to, or 12 months after, a “change of control” (as defined in the Retention Agreement), then the Named Executive Officer instead will be eligible to receive, subject to signing a release of claims in favor of Brocade and agreeing not to disparage the Company for a period of 12 months following termination, (1) a lump sum payment equal to 12 months’ base salary and 100% of the Named Executive Officer’s target cash bonus under the Senior Leadership Plan for the fiscal year in which termination occurs (24 months’ base salary and 200% of target cash bonus for Mr. Klayko), (2) Brocade-paid COBRA benefits for 12 months (18 months for Mr. Klayko), and (3) full accelerated vesting with respect to the Named Executive Officer’s then outstanding, unvested equity awards. In the event severance payments and benefits trigger excise taxation under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, severance shall be either (1) paid in full, or (2) reduced so the Named Executive Officer is not subject to excise taxation, whichever results in the Named Executive Officer’s receipt of the greatest after-tax severance amount.

The Brocade Market Outperform Plan provides that, in the event of a “change of control” (as defined in the plan), the current performance period terminates immediately prior to the date of the press release announcing that Brocade has entered into an agreement to effect the change of control. Participants in the Brocade Market Outperform Plan, including the Named Executive Officers, vest in their applicable plan grants immediately prior to, and contingent on, the change of control.

The Brocade 1999 Stock Plan provides that, in the event of a “change of control” (as defined in the plan), outstanding equity awards immediately vest in full, unless outstanding awards are assumed by the acquirer or new awards are provided in substitution for existing awards.

The following table quantifies the estimated payments and benefits that would be provided, or was provided, to each named executive officer upon termination in the regular course of business or termination in connection with a change-of-control of the Company.

2007 Potential Payments upon Termination or Change in Control

		Termination Without		Involuntary
		Cause Not in	Change of Control	Termination in
		Connection with a	(apart from	Connection With a
		Change of Control	termination)	Change of Control(1)

Michael Klayko	Salary	$680,000	$0	$1,360,000
	Bonus(2)	$605,000	$0	$1,210,000
	COBRA	$13,565	$0	$20,348
	Equity Acceleration(3)	$0	$0	$4,034,665
	Market Outperform Plan Payout(4)	$0	$848,266	$0
	Total	$1,298,565	$848,266	$6,625,013
Richard Deranleau	Salary	$170,000	$0	$340,000
	Bonus(2)	$86,438	$0	$172,875
	COBRA	$6,920	$0	$13,841
	Equity Acceleration(3)	$0	$0	$1,320,230
	Market Outperform Plan Payout(4)	$0	$212,060	$0
	280G Excise Tax Reduction(5)	$0	$0	$(4,070)
	Total	$263,358	$212,060	$1,842,867
Tejinder Grewal	Salary	$157,500	$0	$315,000
	Bonus(2)	$78,000	$0	$156,000
	COBRA	$6,866	$0	$13,732
	Equity Acceleration(3)	$0	$0	$1,688,053
	Market Outperform Plan Payout(4)	$0	$212,060	$0
	Total	$242,366	$212,060	$2,172,785
Don Jaworski	Salary	$187,500	$0	$375,000
	Bonus(2)	$98,438	$0	$196,875
	COBRA	$6,783	$0	$13,565
	Equity Acceleration(3)	$0	$0	$1,928,314
	Market Outperform Plan Payout(4)	$0	$212,060	$0
	Total	$292,720	$212,060	$2,513,754
Ian Whiting	Salary	$187,900	$0	$375,800
	Bonus(2)	$98,648	$0	$197,295
	COBRA	$6,920	$0	$13,841
	Equity Acceleration(3)	$0	$0	$2,038,221
	Market Outperform Plan Payout(4)	$0	$212,060	$0
	Total	$293,468	$212,060	$2,625,157

(1)	Other than Mr. Deranleau, the total value of payments and benefits does not trigger excise taxation. As a result, the calculation set forth in the excise tax provision of the Retention Agreements was not applied. The Section 280G (of the Internal Revenue Code of 1986, as amended) value of severance payments and benefits for each Named Executive Officer, including Mr. Deranleau, was calculated assuming (1) an October 27, 2007 change of control and termination of employment, (2) 4.15% and 4.30% short- and mid-term present value factors, (3) a 5.2% risk free rate, (4) 52.8% stock option volatility, (5) three-month remaining life on stock options, and (6) all payments made during the 2007 fiscal year were made in the ordinary course of business.

(2)	Base salaries for Mr. Klayko, Mr. Deranleau, and Mr. Grewal were increased during the fiscal year, and target bonus percentages were increased during the fiscal year for all of the Named Executive Officers except Mr. Klayko (target bonuses are expressed as a percentage of base salary). Target cash bonuses under the Senior Leadership Plan were calculated as set forth above in the Target Annual Cash Incentive Opportunity description in the Compensation Discussion and Analysis.

(3)	Amount reflects $9.05 minus the exercise price for stock options and $9.05 minus the purchase price for restricted shares and restricted stock units, multiplied by the number of shares covered by each accelerating award. In the event of a change of control where the acquirer refuses to assume or substitute for outstanding equity awards, vesting of such awards accelerates in full. In such an event, and assuming an October 27, 2007 change of control and a $9.05/share transaction price, the value of each named executive officer’s equity acceleration equals the equity acceleration value set forth in the column labeled Involuntary Termination in Connection with a Change of Control.

(4)	The Brocade Market Outperform Plan provides that, as described above, the current performance period is terminated in the event of a change of control.

(5)	Pursuant to his Retention Agreement, Mr. Deranleau’s severance due in the event of an Involuntary Termination in Connection with a Change of Control is reduced to prevent excise taxation under Section 4999 of the Internal Revenue Code of 1986, as amended.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our executive officers, directors and ten percent stockholders to file reports of ownership and changes in ownership with the SEC. The same persons are required to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of such forms furnished to us during the most recent fiscal year, we believe that all of our executive officers, directors and ten percent stockholders complied with the applicable filing requirements, except for an inadvertently late filing for Mr. Jones on March 7, 2007 to report six (6) shares indirectly owned by Mr. Jones’ spouse acquired in the McData acquisition and an inadvertently late filing on the same date by Mr. House to also update beneficial ownership acquired in connection with the McData acquisition and report option grants on February 16 and 28, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except for the compensation agreements and other arrangements that are described under “Employment Change of Control and Severance Agreements” and indemnification agreements with each of its directors and certain executive officers which require the Company to indemnify such individuals, to the fullest extent permitted by Delaware law, for certain liabilities to which they may become subject as a result of their affiliation with the Company, there was not during fiscal year 2007 nor is there currently proposed, any transaction or series of similar transactions to which Brocade was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, five percent stockholder or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

The Audit Committee is responsible for reviewing and approving in advance any proposed related person transactions. The Audit Committee reviews any such proposed related person transactions on a quarterly basis, or more frequently as appropriate. In cases in which a transaction has been identified as a potential related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee for consideration and approval or ratification. In 2007, the Audit Committee also became responsible for reviewing the Company’s policies with respect to related person transactions and overseeing compliance with such policies.

AUDIT COMMITTEE REPORT

The following is the report of the Audit Committee of the Board of Directors. The Audit Committee has reviewed and discussed our audited financial statements for the fiscal year ended October 27, 2007 with our management. In addition, the Audit Committee has discussed with KPMG LLP, our independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committee). The Audit Committee also has received the written disclosures and the letter from KPMG LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Audit Committee has discussed the independence of KPMG LLP with that firm.

Based on the Audit Committee’s review of the matters noted above and its discussions with our independent auditors and our management, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended October 27, 2007.

Respectfully submitted by:

Robert R. Walker (Chair)
Glenn C. Jones
Michael Rose

OTHER BUSINESS

The Board of Directors does not presently intend to bring any other business before the meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the meeting except as specified in the Notice of Annual Meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

HOUSEHOLDING

We have adopted a procedure approved by the Securities and Exchange Commission called “householding.” Under this procedure, a householding notice will be sent to stockholders who have the same address and last name and do not participate in electronic delivery of proxy materials, and they will receive only one copy of our annual report and proxy statement unless one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure reduces our printing costs and postage fees. Each stockholder who participates in householding will continue to receive a separate proxy card.

If any stockholders in your household wish to receive a separate annual report and a separate proxy statement, they may call our Investor Relations group at 408-333-8000 or write to Investor Relations, Brocade Communications Systems, Inc., 1745 Technology Drive, San Jose, CA 95110. They may also send an email to our Investor Relations Group at investor-relations@brocade.com. Other stockholders who have multiple accounts in their names or who share an address with other stockholders can authorize us to discontinue mailings of multiple annual reports and proxy statements by calling or writing to Investor Relations.

INCORPORATION BY REFERENCE

The information contained above under the captions “Report on Stock Option Exchange (Ten-Year Option/SAR Repricings),” “Compensation Committee Report,” and “Audit Committee Report” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that Brocade specifically incorporates it by reference into such filing.

For the Board of Directors

Tyler Wall
Vice President, General Counsel and
Corporate Secretary

February 25, 2008

APPENDIX A

BROCADE COMMUNICATIONS SYSTEMS, INC.

1999 DIRECTOR PLAN
(Amended and restated as of its approval by stockholders of the Company at the Company’s 2008
Annual Meeting)

1. Purposes of the Plan. The purposes of this 1999 Director Plan, amended and restated effective as of its approval by stockholders of the Company at the Company’s 2008 Annual Meeting, are to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

The Plan permits the grant of options and restricted stock units. All options granted hereunder shall be nonstatutory stock options.

As part of the amendment to the Plan, it is intended that the subsequent annual grants will be made on the date of the Company’s Annual Meeting instead of the anniversary of the date each director joined the Board. In order to transition from an anniversary date grant cycle to an Annual Meeting grant cycle, the size of the Subsequent Options (as defined below) will be reduced on a pro-rata basis as we approach the 2009 Annual Meeting as described in more detail below in Section 8(c). A similar adjustment is made when a new director receives his first Subsequent Option and Subsequent RSU (as defined below) as described in Section 9(a).

2. Definitions.

As used herein, the following definitions shall apply:

(a) “Annual Meeting” means the Company’s annual meeting of stockholders.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options or Restricted Stock Units.

(d) “Board” means the Board of Directors of the Company, or a duly authorized committee of the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Common Stock” means the common stock of the Company.

(g) “Company” means Brocade Communications Systems, Inc., a Delaware corporation.

(h) “Director” means a member of the Board.

(i) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(j) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor the payment of a Director’s fee by the Company will be sufficient in and of itself to constitute “employment” by the Company.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, its Fair Market Value shall be the closing sales price for such stock (or, if no closing sales price was reported on that date, as applicable, on the last trading date such closing sales price was reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination (or, if no bids and asks were reported on that date, as applicable, on the last trading date such bids and asks were reported); or

(iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

(m) “Inside Director” means a Director who is an Employee.

(n) “Option” means a stock option granted pursuant to the Plan.

(o) “Outside Director” means a Director who is not an Employee.

(p) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(q) “Participant” means the holder of an outstanding Award.

(r) “Plan” means this 1999 Director Plan, as amended and restated. The Plan was previously referred to as the 1999 Director Option Plan.

(s) “Restricted Stock Unit” or “RSU” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, and granted to a Participant pursuant to Section 6 of the Plan. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(t) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(u) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

3. Stock Subject to the Plan.

(a) Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares which may be granted as Restricted Stock Units or optioned and sold pursuant to an Option under the Plan is 1,600,000 Shares (the “Pool”). The Shares may be authorized, but unissued, or reacquired Common Stock.

(b) If an outstanding Award expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

(c) An Award of Restricted Stock Units will be counted against the Pool as two and a half (2 1/2) Shares for every one (1) Share subject to such Award. To the extent that an Award counted as two and a half (2 1/2) Shares against the Pool at the time of grant pursuant to the preceding sentence is recycled back into the Plan (e.g., upon Award termination), the Plan will be credited with two and a half (2 1/2) Shares that will thereafter be available for future issuance under the Plan.

4. Options.

(a) Administration of Option Grants.

(i) All grants of Options to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions; provided, however, that the Board may, in its sole discretion, provide that certain Outside Directors are not eligible to receive grants of Options for specified periods of time.

(ii) No person shall have any discretion to determine the number of Shares to be covered by Options.

(iii) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

(b) Prohibition Against Repricing. Subject to the provisions of Section 15 of the Plan, the terms of any Option may not be amended to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Option without stockholder approval.

5. Exercise of Options.

(a) Procedure for Exercise of an Option; Rights as Stockholder.

(i) Any Option granted hereunder shall be exercisable at such times as are set forth in Section 7(a) or 8(a), as applicable, hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan in accordance with Section 21 hereof has been obtained.

(ii) An Option may not be exercised for a fraction of a Share.

(iii) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 13 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Participant as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 15 of the Plan.

(iv) Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Continuous Status as a Director. Subject to Section 15 hereof, in the event an Participant’s status as a Director terminates (other than upon the Participant’s death or Disability), the Participant may exercise his or her Option, but only within three (3) months following the date of such termination, and only to the extent that the Participant was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Participant was not entitled to exercise an Option on the date of such termination, and to the extent that the Participant does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(c) Disability of Participant. In the event Participant’s status as a Director terminates as a result of Disability, the Participant may exercise his or her Option, but only within twelve (12) months following the date of such termination, and only to the extent that the Participant was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Participant was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(d) Death of Participant. In the event of an Participant’s death, the Participant’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Participant was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Participant was not entitled to exercise an Option on the date of death, and to the extent that the Participant’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

6. Restricted Stock Units.

(a) Procedures for Grants.

(i) All grants of Restricted Stock Units to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions; provided, however, that the Board may, in its sole discretion, provide that certain Outside Directors are not eligible to receive grants of Restricted Stock Units for specified periods of time.

(ii) No person shall have any discretion to determine the number of Shares to be covered by Restricted Stock Units.

(b) Form and Timing of Payment. Restricted Stock Units shall be settled in Shares, on a one unit for one Share basis. When Shares are paid to the Participant in payment for the Restricted Stock Units, par value ($.001 per share) will be deemed paid by the Participant for each Restricted Stock Unit by services rendered by the Participant. Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) determined by the Board but no later than March 15th of the calendar year following the applicable vesting date.

(c) Cancellation. On the date of Participant’s termination as a Director, all unvested Restricted Stock Units shall be forfeited to the Company.

(d) Additional RSU Terms.

(i) Company’s Obligation to Pay. Unless and until the Restricted Stock Units have vested in the manner set forth above, the Participant will have no right to payment of such Restricted Stock Units. Prior to actual payment of Shares upon the vesting of any Restricted Stock Units, such Restricted Stock Units will represent an unsecured obligation. Payment of any vested Restricted Stock Units shall be made in whole Shares.

(ii) Rights as Stockholder. Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Company in respect of any Shares deliverable hereunder unless and until certificates representing such Shares (which may be in book entry form) will have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (including through electronic delivery to a brokerage account). After such issuance, recordation and delivery, the Participant will have all the rights of a stockholder of the Company with respect to voting such Shares and receipt of dividends and distributions on such Shares.

7. First Awards.

(a) First Option Grant. Each Outside Director shall be automatically granted an Option to purchase 50,000 shares (the “First Option”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option. The terms of a First Option granted hereunder shall be as follows:

(i) the term of the First Option shall be ten (10) years.

(ii) the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 5 and 15 hereof.

(iii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option.

(iv) subject to Sections 10 and 15 hereof, the First Option shall become exercisable as to one-third of the Shares subject to the First Option each anniversary following its date of grant, so as to become 100% vested on the third anniversary of the date of grant, provided that the Participant continues to serve as a Director on such dates.

(b) First RSU Grant.

(i) Grant. Each Outside Director shall be automatically granted 15,000 Restricted Stock Units (“First RSU”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

(iii) Vesting. Subject to Sections 10 and 15, the First RSU shall vest and become payable as to one-third of the Shares subject to the First RSU on the one (1) year anniversary of the date of grant, and as to one-third of the Shares subject to the First RSU at each anniversary thereafter, so that the First RSU shall be fully vested and become payable in full three (3) years after its date of grant, provided that the Participant continues to serve as a Director on such dates;

8. Subsequent Awards.

(a) Subsequent Option Grant On or After 2009 Annual Meeting. Commencing at the 2009 Annual Meeting and subject to proration under Section 9(a) below, each Outside Director shall be automatically granted an Option to purchase 20,000 shares (“Subsequent Option”) annually on the date of the Annual Meeting, provided that such Outside Director had served as an Outside Director prior to such Annual Meeting and that he or she continues to be an Outside Director at and immediately following such Annual Meeting. The terms of a Subsequent Option granted hereunder shall be as follows:

(i) the term of the Subsequent Option shall be ten (10) years.

(ii) the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 5 and 15 hereof.

(iii) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option.

(iv) subject to Sections 10 and 15 hereof, the Subsequent Option will become exercisable as to 100% of the Shares subject to the Subsequent Option on the one (1) year anniversary of the date of grant, provided that the Participant continues to serve as a Director on such date.

(b) Subsequent RSU Grant.

(i) Grant. Commencing at the 2008 Annual Meeting and subject to proration under Section 9(a), each Outside Director shall be automatically granted 10,000 Restricted Stock Units (the “Subsequent RSU”) annually on the date of the Annual Meeting, provided that such Outside Director had served as an Outside Director prior to such Annual Meeting and that he or she continues to be an Outside Director at and immediately following such Annual Meeting.

(ii) Vesting. Subject to Sections 10 and 15, the Subsequent RSU shall vest and become payable as to 100% of the Shares subject to the Subsequent RSU on the one (1) year anniversary of the date of grant, provided that the Participant continues to serve as a Director on such date.

(c) Subsequent Option Grants Prior to 2009 Annual Meeting (Transition Year). Each Outside Director who was appointed or elected to the Board prior to the 2008 Annual Meeting and that continues to be an Outside Director through their respective anniversary date of appointment or election to the Board will be entitled to receive a Subsequent Option in an amount based on the anniversary date of such Outside Director’s becoming a Director as follows:

(i) Anniversary date occurs during the Company’s 2nd fiscal quarter 2008 (following the 2008 Annual Meeting): an option to purchase 20,000 Shares.

(ii) Anniversary date occurs during the Company’s 3rd fiscal quarter 2008: an option to purchase 15,000 Shares.

(iii) Anniversary date occurs during the Company’s 4th fiscal quarter 2008: an option to purchase 10,000 Shares.

(iv) Anniversary date occurs during the Company’s 1st fiscal quarter 2009: an option to purchase 5,000 Shares.

(v) An Outside Director with an anniversary date that occurs during the Company’s 2nd fiscal quarter 2009 but prior to the 2009 Annual Meeting will not be entitled to receive a Subsequent Option on such anniversary date, but will receive a full Subsequent Option and Subsequent RSU at the 2009 Annual Meeting pursuant to Sections 8(a) and 8(b), respectively.

The terms of a Subsequent Option granted pursuant to this Section 8(c) shall otherwise be subject to the terms described in Section 8(a)(i)-(iv). Outside Directors who receive grants pursuant to this Section 8(c) will also be entitled to receive full grants of the Subsequent Option and the Subsequent RSU Grant at the 2009 Annual Meeting pursuant to Section 8(a) and 8(b), respectively. Subsequent Options pursuant to this Section 8(c) shall be granted on such Outside Director’s applicable anniversary date. There shall not be any grants pursuant to this Section 8(c) after the 2009 Annual Meeting.

9. Subsequent Award Pro Ration Policy.

(a) New Directors Appointed Before an Annual Meeting. At the first (and only the first) Annual Meeting after an Outside Director first becomes an Outside Director (commencing at the 2009 Annual Meeting), such Outside Director will receive at such Annual Meeting, a proportionate amount of the Subsequent Option and Subsequent RSU (in lieu of the full Subsequent Option and Subsequent RSU) based on the date of such Outside Director’s appointment as follows:

(i) Appointment on the date of the Annual Meeting, or after the date of the Annual Meeting but prior to the end of the Company’s 2nd fiscal quarter of the fiscal year prior to the fiscal year during which the Annual Meeting occurs: 100% of both the Subsequent Option and Subsequent RSU.

(ii) Appointment in the Company’s 3rd fiscal quarter of the fiscal year prior to the fiscal year during which the Annual Meeting occurs: 75% of both the Subsequent Option and Subsequent RSU.

(iii) Appointment in the Company’s 4th fiscal quarter of the fiscal year prior to the fiscal year during which the Annual Meeting occurs: 50% of both the Subsequent Option and Subsequent RSU.

(iv) Appointment in the Company’s 1st fiscal quarter of the fiscal year during which the Annual Meeting occurs: 25% of both the Subsequent Option and Subsequent RSU.

(v) Appointment in the Company’s 2nd fiscal quarter of the fiscal year during which the Annual Meeting occurs and before the Annual Meeting date for such fiscal year: 0% of both the Subsequent Option and Subsequent RSU.

10. Certain Acceleration of Vesting Based on Timing of Annual Meeting.

(a) Subsequent Awards. In the event that the Company’s next annual meeting of stockholders following the award of a Subsequent Option or Subsequent RSU is held prior to the one year anniversary of the date of grant of such Subsequent Option or Subsequent RSU, and an Outside Director is not standing for re-election upon the expiration of his or her term at such annual meeting but continues to serve until such annual meeting, then the applicable Subsequent Option and Subsequent RSU shall vest on the date of such annual meeting.

(b) First Awards. In the event that the Company’s annual meeting of stockholders is held prior to a partial vesting anniversary date for a First Option or First RSU that was originally granted on the date of an annual meeting, and an Outside Director is not standing for re-election upon the expiration of his or her term at an annual meeting but continues to serve until such annual meeting, then the applicable portion of the First Option and First RSU scheduled to vest in such year shall vest on the date of such annual meeting.

11. Eligibility. Awards may be granted only to Outside Directors. All Options shall be automatically granted in accordance with the terms set forth in Section 4 hereof. All Restricted Stock Units will be granted in accordance with the terms set forth in Section 6 hereof.

The Plan shall not confer upon any Participant any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.

12. Term of Plan. This Plan is an amendment and restatement of the 1999 Director Option Plan effective as of its approval by the stockholders of the Company at the Company’s 2008 Annual Meeting as described in Section 21 of the Plan. It shall continue in effect until the tenth anniversary of the Plan’s initial effectiveness unless sooner terminated under Section 16 of the Plan.

13. Form of Consideration. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

14. Non-Transferability of Awards. Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. Upon any attempt to sell, pledge, assign, hypothecate, transfer or otherwise dispose of an Award, the Award immediately will become null and void.

15. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration”; provided, further, that the number of Shares subject to subsequently granted First Options, Subsequent Options, First RSUs, and Subsequent RSUs shall not be proportionately adjusted. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised or a Restricted Stock Unit has not vested, it shall terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale.

(i) In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Awards may be assumed or equivalent Awards may be substituted by the successor corporation or a Parent or Subsidiary thereof (the “Successor Corporation”). If an Award is assumed or substituted for, the Award or equivalent award shall continue to be exercisable or vest as provided in Section 7 or 8, as applicable, hereof for so long as the Participant serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Participant’s status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Participant, the Award or award shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Award or award shall remain exercisable in accordance with Sections 5 (b) through (d) above.

(ii) If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option, the Option shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable. In such event the Board shall notify the Participant that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate. If the Successor Corporation does not assume an outstanding grant of Restricted

Stock Units or substitute for it an equivalent award, the grant of Restricted Stock Units shall vest immediately prior to the consummation of the applicable transaction.

(iii) For the purposes of this Section 15(c), an Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, or upon the payout of a Restricted Stock Unit, for each Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

16. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Participant under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated.

17. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued under any Award unless the issuance and delivery of such Shares pursuant thereto, and in the case of an Option, the exercise of such Option, shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

(c) Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

18. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

19. Award Agreement. Awards shall be evidenced by written award agreements in such form as the Board shall approve.

20. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company at the Company’s 2008 Annual Meeting. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

21. No Guarantee of Continued Service. The Plan shall not confer upon any Participant any rights with respect to continuation of service as a Director or other service provider to the Company or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director of the Company may have to terminate the Director’s relationship with the Company at any time.

MAP AND DIRECTIONS TO BROCADE COMMUNICATIONS SYSTEMS, INC.

Brocade Communications Systems, Inc.
1745 Technology Drive
San Jose, CA 95110

From San Francisco — Traveling South on Interstate 280

•	South on Interstate 280 and take the Interstate 880/Highway 17 ramp toward Oakland/Santa Cruz.

•	Merge onto the Interstate 880 North ramp toward Oakland and continue on Interstate 880.

•	Take the First Street exit, and turn left onto North First Street.

•	Turn left onto Skyport Drive.

•	Turn right onto Technology Drive.

•	Turn left into the Brocade entrance at 1745 Technology Drive.

From San Francisco — Traveling South on Highway 101

•	South on Highway 101 and take the Brokaw Road/First Street exit.

•	Turn right onto Airport Parkway.

•	Turn left onto Technology Drive/Gateway.

•	Turn right into the Brocade entrance at 1745 Technology Drive.

From San Jose — Traveling North on Highway 101

•	North on Highway 101 and take the Brokaw Road exit toward First Street.

•	Turn left onto East Brokaw Road, which becomes Airport Parkway.

•	Turn left onto Technology Drive/Gateway.

•	Turn right into the Brocade entrance at 1745 Technology Drive.

BROCADE COMMUNICATIONS SYSTEMS, INC.
2008 ANNUAL MEETING OF STOCKHOLDERS
Thursday, April 10, 2008
2:00 p.m. Pacific Time
1745 Technology Drive
San Jose, California 95110

Brocade Communications Systems, Inc. 1745 Technology Drive, San Jose, California 95110	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 10, 2008.

The shares of stock you hold in your account, or in a dividend reinvestment account, will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2 and 3.

By signing the proxy, you revoke all prior proxies and appoint Michael Klayko, Richard Deranleau and Tyler Wall, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments and postponements thereof.

Whether or not a choice is specified, this proxy, when properly executed, will be voted in the discretion of the proxy holders upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
See reverse for voting instructions.

COMPANY #

There are three ways to vote your Proxy
Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
VOTE BY PHONE — TOLL FREE — 1-800-560-1965 — QUICK ««« EASY ««« IMMEDIATE
•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (Central Time) on April 9, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions the voice provides you.
VOTE BY INTERNET — http://www.eproxy.com/brcd/ — QUICK ««« EASY ««« IMMEDIATE
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 12:00 p.m. (Central Time) on April 9, 2008.

•	Please have your proxy card and the last four digits of your Social Security Number available. Follow the simple instructions to obtain your records and create an electronic ballot.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Brocade Communications Systems, Inc. c/o Wells Fargo Shareowner ServicesSM, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card
ò Please detach here ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3.

1.	Election of directors:	01 John W. Gerdelman	03 Michael Klayko	☐	Vote FOR	☐	Vote WITHHELD
		02 Glenn C. Jones			all nominees		from all nominees
(except as marked)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	Amendment to the 1999 Director Option Plan			☐ For ☐ Against ☐ Abstain

3.	Ratification of appointment of KPMG LLP as independent auditors of Brocade			☐ For ☐ Against ☐ Abstain
Communications Systems, Inc. for the fiscal year ending October 25, 2008

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:

Date:

Signature(s) in Box
Please sign exactly as your name(s) appears. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.